Filed with the U.S. Securities and Exchange Commission on August 31, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

JERRICK MEDIA HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	87-0645394
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

202 S Dean Street,

Englewood, NJ 07631

Tel: (201) 308-8060

Fax: (201)-608-7536

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Jeremy Frommer

Chief Executive Officer

202 S Dean Street

Englewood, NJ 07631.

Tel: (201) 308-8060

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock underlying Series A Cumulative Convertible Preferred Stock	12,809,236	$0.25	(4)	$3,202,309	(4)	$322.47
Common Stock underlying Series B Cumulative Convertible Preferred Stock	2,687,776	$0.30	(5)	$806,332	(5)	$81.20
Common Stock underlying Warrants	1,341,667	$0.40	(3)	$536,667	(3)	$54.05
Common Stock underlying Warrants	8,325,000	$0.35	(3)	$2,913,750	(3)	293.41
Common Stock	3,880,186	$0.19	(2)	$737,235	(2)	$74.24
Total	29,043,865			$8,196,293		$825.37

(1)	Includes up to an aggregate of 29,043,865 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) consisting of 3,880,186 shares of Common Stock, 12,809,236 shares of Common Stock issuable upon conversion of the Company’s Series A Cumulative Convertible Preferred Stock Preferred Stock, up to 2,687,776 shares of Common Stock issuable upon conversion of the Company’s Series B Cumulative Convertible Preferred Stock, and 9,666,667 shares of Common Stock issuable upon exercise of warrants that may be sold from time to time pursuant to this registration statement by the selling shareholders identified herein. This registration statement also covers an indeterminate number of shares of Common Stock issued or issuable at the discretion of the registrant in payment of dividends on the preferred stock in lieu of cash dividends, which may be sold from time to time hereunder by the selling shareholders.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (g) under the Securities Act, based on the average of the high and low prices reported for the shares of Common Stock as reported on the OTC Marketplace on August 26, 2016.

(3)	Fee based on exercise price applicable to shares issuable upon exercise of warrants in accordance with Rule 457(g)

(4)	This offering price per share of $0.25 is calculated based upon the price at which the common stock underlying the preferred may be converted pursuant to Rule 457(g)(1) of the Securities Act of 1933, as amended.

(5)	This offering price per share of $0.30 is calculated based upon the price at which the common stock underlying the preferred may be converted pursuant to Rule 457(g)(1) of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED AUGUST 31, 2016

12,809,236 Shares of Common Stock issuable upon Conversion of Series A Cumulative Convertible Preferred Stock

2,687,776 Shares of Common Stock issuable upon Conversion of Series B Cumulative Convertible Preferred Stock

9,666,667 Shares of Common Stock Issuable upon Exercise of Warrants

3,880,186 Shares of Common Stock

This prospectus relates to the offering and resale by the selling security holders (the “Selling Security Holders”) identified herein of up to 29,043,865 shares of Common Stock, of Jerrick Media Holdings, Inc (the “Company”).  These shares include 12,809,236 shares of Common Stock underlying the Company’s Series A Cumulative Convertible Preferred Stock (the “Series A Preferred”), 2,687,776 shares of Common Stock underlying the Series B Cumulative Convertible Preferred stock (the “Series B Preferred”), 9,666,667 shares of Common Stock issuable upon exercise of warrants issued and sold to accredited investors in private placement offerings (the “Private Placement Offerings”) including shares issuable upon paid in kind dividends and 3,880,186 shares of Common Stock.

The Selling Security Holders may sell the shares of Common Stock on the OTCQB, in one or more transactions otherwise than on the OTCQB, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Security Holders may sell or otherwise dispose of their shares of Common Stock hereunder.

The Selling Security Holders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the Selling Security Holders may sell their shares of Common Stock hereunder following the effective date of this registration statement.

We will not receive any proceeds from the sale of our Common Stock by the Selling Security Holders in the offering described in this prospectus.

Our Common Stock is quoted for trading on the OTCQB Marketplace (OTCQB) under the symbol “JMDA”. As of August 26, 2016, the closing bid price for our Common Stock as reported on the OTCQB was $0.19 per share.

Investing in our Common Stock should be considered speculative and involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 7 to read about the risks you should consider before buying shares of our Common Stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

We have retained no underwriter in connection with this offering.

The date of this prospectus is August 31, 2016

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

ABOUT THIS PROSPECTUS

Neither we, nor the Selling Security Holders, have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  The Selling Security Holders are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted.  The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our Common Stock.  Our business, financial condition, results of operations, and prospects may have changed since that date.

The information in this preliminary prospectus is not complete and is subject to change.  No person should rely on the information contained in this document for any purpose other than participating in this offering, and only the preliminary prospectus dated August 31, 2016, is authorized by us to be used in connection with this offering.  The preliminary prospectus will only be distributed by us and the Selling Security Holders and no other person has been authorized by us to use this document to offer or sell any of our securities.

References in this prospectus to “we,” “us,” “our,” the “Company” and “Jerrick” refer to Jerrick Media Holdings, Inc., together with its consolidated subsidiaries, unless we specify otherwise or unless the context requires otherwise.

This prospectus contains summaries of certain other documents, which summaries contain all material terms of the relevant documents and are believed to be accurate, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto.

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire prospectus, specifically including the section entitled “Risk Factors,” before making a decision to invest in our Common Stock.

Our Company

General

We produce and distribute digital media content, including, but not limited to, videos, imagery, articles, e-books, film, and television, across multiple platforms for each brand in our portfolio. We sell genre specific products related to our brands, including but limited to, video downloads, image downloads, photographs, art, magazines, apparel, toys, and signed and unsigned collectibles to consumers through our online stores, auctions, conventions, and third party wholesalers and retailers. Revenues are generated in two different categories: (i) the sale of advertising and marketing services related to our content, including but not limited to pre-roll videos, text and image advertisements, native advertisements, and affiliate marketing and (ii) the sale of genre specific products related to our brands and, licensing of our content for download-to-own services. Demand and pricing for our advertising depends on our user base and overall market conditions. We also drive additional demand through integrated sales of digital advertising inventory and through our marketing services, providing unique branded entertainment and custom sponsorship opportunities to our advertisers. Our advertising revenues may be affected by the strength of advertising markets and general economic conditions and may fluctuate depending on the success of our content, as measured by the number of people visiting our websites at any given time.

Our Market

According to Forrest Research's “Using eCommerce To Monetize Digital Content In The Media Industry” report, content driven e-commerce proves to be one of the most profitable options for media companies to create a new revenue channel, enhance engagement with their audience base, and differentiate themselves from other media companies without a digital e-commerce platform. Forrester Research estimates that online consumers will increase their spending to $327 billion by 2016 from $202 billion in 2011. In addition, 52% of U.S. consumers buy directly from brands online. We believe we can capitalize on a content to commerce model as advances in technology and declining barriers to entry have allowed for cost effective construction of commerce infrastructure outside of the traditional Amazon and eBay models.

Our Strategy

Although we believe that producing refreshing content is great, our business is driven by best practice search engine optimization guidelines, and centers on the theory that receiving monetary compensation for that content is even better. We subscribe to a content to commerce model, which we believe to be the future of digital monetization. Simplistically, content commerce is the process of obtaining revenue from your digital content, in whatever form that content happens to be presented, including but not limited to, books, music, video, newsletters and pictures.

Content to commerce goes beyond the traditional Amazon.com and Ebay.com models of e-commerce, or the buying and selling of products or services using the internet. By combining content and commerce we believe we can monetize specific audiences on multiple fronts, which not only includes traditional advertisements but also transactions in which we are able to sell audiences the products they are interested in buying through their engagement of our content tailored to affiliate activities.

Traditional internet commerce websites such as Amazon.com and Ebay.com generally focus on the products themselves to generate sales, but that is where our business model deviates from such traditional ecommerce revenue models. For example, we create curated best book lists, attached to a franchise such as StarWars. Our digital media content drives commerce. Commerce can occur on multiple fronts, including but not limited to general product sales, auctions, digital downloads of both videos and imagery, and online advertising and affiliate programs. By engaging in a portfolio based revenue model, our emphasis is on diversifying revenue streams and creating ongoing direct consumer relationships.

We have a substantial inventory of content featuring unpublished photographs, negatives, slides, videos, and articles across various genres. We believe we have a competitive advantage in the ownership of such merchandising rights of such content which allows us to sell or license these properties. Additionally, we also develop our own transmedia assets, such as film, television, digital shorts, books, and comic series that we produce and distribute across multiple platforms and formats.

The core elements of our strategy are:

●	Portfolio Theory. Our diversified and eclectic portfolio of brands reaches across different consumer markets in the digital space. By implementing genre-specific websites with diversified content, we achieve higher search engine optimization.
●	Scalability. Brands are chosen for their overlapping potential and their ability to drive revenues across the entire portfolio. Furthermore, we utilize a scalable horizontal infrastructure that can make it through the seasons of digital trends as niche brands, or verticals, are easily plugged in and leveraged. All verticals are overseen by the same team and ideology focusing primarily on generating revenue from all published content.
●	Recurrence. We believe that building consumer loyalty through the creation and publication of digital content that our audiences can engage in will allow for revenue opportunity at every stage of the consumer's digital life cycle.

Transmedia

As part of our strategy, the company will create content in collaboration with other production and media companies that can be leveraged beyond digital media.  These transmedia assets are generally at the center of different mediums such as IP that can be translated as a digital short, a book, or in the most extreme example, a film/tv series. Jerrick may have certain rights to content as well as other forms of IP such as merchandising rights. Jerrick will generally charge a production fee for collaborating in the project.

Our Brands

Each brand in our portfolio targets specific consumer markets or genres. Our current brands include the following:

Filthy

Filthy Media, LLC, our wholly owned subsidiary (“Filthy Media”), bridges a vintage adult genre similar to Playboy Magazine with a contemporary artistic perspective, creating a brand that presents controversial perspectives in the genre of erotica and sex. In 2012, we acquired ownership and the rights to sell certain art and personal effects previously owned or created by late media mogul Robert Guccione, Sr. (“Guccione”). The acquired art includes original oil paintings created by Guccione, photographs, sketches, written works, and illustrations. Guccione is the inspiration behind Filthy Media.

Filthy Media maintains an internet site, www.Filthy.Media.com, that targets male and female users interested in the vintage erotica genre. Filthy Media has received notable mentions from several recognizable outlets such as the NY Post, Variety, Daily Mail and Vice. Filthy Media’ products include video downloads, image downloads, photographs, art, magazines, lingerie, apparel, and signed and unsigned collectibles.

OMNI

In 2012, we acquired the rights to sell certain art and written works that appeared in OMNI, an iconic science fiction magazine published in the U.S. and the U.K. from 1978 to 1995 that contained articles on science, parapsychology, and short works of science fiction and fantasy.

In its initial run, OMNI published a number of stories that have become genre classics, such as Orson Scott Card's "Unaccompanied Sonata", William Gibson's "Burning Chrome", "Johnny Mnemonic", and George R. R. Martin's "Sandkings". The magazine also featured Stephen King's short story "The End of the Whole Mess". OMNI also brought the works of numerous painters to the attention of a large audience, such as H. R. Giger, De Es Schwertberger and Rallé.

OMNI Reboot, LLC (“OMNI Media”) is our wholly owned subsidiary. We characterize OMNI as the intersection of science, technology, art, culture, design, and metaphysics. OMNI Media maintains an internet site, www.Omni.Media.com, that targets users interested in the science fiction genre. OMNI Media products include video downloads, image downloads, photographs, art, magazines, action figures, apparel, and signed and unsigned collectibles.

Geeks

GeekRoom, LLC (“Geeks”), our wholly owned subsidiary, creates a provocative environment with intellectually challenging content, representing a new level of pop culture sophistication that its audience demands. Geeks maintains an internet site, www.geeks.media.com that targets users interested in “geek culture” commonly associated with comics, video games, toys, movies, and television in the fields of fantasy and science fiction. Ideas are presented in an informative and entertaining way that combine both the fantastical and the imaginative. Geeks’ products include action figures, toys, trading cards, comic books, magazines, posters, art, and signed and unsigned collectibles.

Longevity

iLongevity, LLC our wholly owned subsidiary (“Longevity”), caters to those users looking for an understanding of and appreciation for the exciting advances happening in medicine, nutrition, genetic engineering, psychology, health and wellness, and cosmetic surgery. Longevity maintains an internet site, www.Longevity.Media.com Longevity is based on Longevity Magazine, part of Bob Guccione's publishing empire.

Potent Media

Potent Media is a website devoted to exploring the history of marijuana, the cannabis culture and its effect on pop culture today. The site keeps its user base informed on all things involving cannabis culture including movies, tv and books and festivals, conventions and politics. Potent maintains an internet site at www.Potent.Media.com

Risks Related out Business

●	Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.
●	We are not profitable and may never be profitable.
●	We will need additional capital, which may be difficult to raise as a result of our limited operating history or any number of other reasons.
●	We face intense competition. If we do not provide digital content that is useful to users, we may not remain competitive, and our potential revenues and operating results could be adversely affected.
●	Our business depends on strong brands and relationships, and if we are not able to maintain our relationships and enhance our brands, our ability to expand our base of users, advertisers and affiliates will be impaired and our business and operating results could be harmed.
●	We plan to generate a significant portion of our revenues from advertising and affiliate sales relationships, and a reduction in spending by or loss of advertisers and general decrease in online spending could adversely harm our business.
●	Security breaches could harm our business.
●	If any of our relationships with internet search websites terminate, if such websites' methodologies are modified or if we are outbid by competitors, traffic to our websites could decline.
●	Our business involves risks of liability claims arising from our media content, which could adversely affect our ability to generate revenue and could increase our operating expenses.

Recent Developments

On February 5, 2016 (the “Closing Date”), GTPH, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). GTPH acquired, through a reverse triangular merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 28,500,000 shares of GTPH’s Common Stock. GTPH assumed 33,415 shares of Jerrick’s Series A Convertible Preferred Stock (the “JerrickSeries A Preferred”) and 8,064 shares of Series B Convertible Preferred Stock (the “JerrickSeries B Preferred”).

In connection with the Merger, on February 5, 2016, GTPH and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from GTPH (i) all of GTPH’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of GTPH’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 781,818 shares of GTPH’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of GTPH’s any existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

Effective February 28, 2016, GTPH entered into an Agreement and Plan of Merger (the “Statutory Merger Agreement”) with Jerrick, pursuant to which GTPH became the parent company of Jerrick Ventures, LLC, a wholly-owned operating subsidiary of Jerrick (the Statutory Merger”).

On February 28, 2016, GTPH changed its name to Jerrick Media Holdings, Inc. to better reflect its new business strategy. Jerrick Media produces and distributes digital media content, including, but not limited to, videos, imagery, articles, e-books, film, and television, across multiple platforms for each brand in our portfolio. We sell genre specific products related to our brands, including, but limited to, video downloads, image downloads, photographs, art, magazines, apparel, toys, and signed and unsigned collectibles to consumers through our online stores, auctions, conventions, and third party wholesalers and retailers.

On May 26, 2016, the Company entered into a loan agreement (the “Loan Agreement”) with Arthur Rosen, an individual (the “Lender”), pursuant to which on May 26, 2016 (the “Closing Date”), the Lender issued the Company a secured term loan of $1,000,000 (the “Loan”). In connection with the Loan Agreement, on May 26, 2016, the Company and Lender entered into a security agreement (the “Security Agreement”), pursuant to which the Company granted to Lender a senior security interest in substantially all of the Company’s assets as security for repayment of the Loan.

The maturity date of the Loan is May 26, 2017 (the “Maturity Date”). Pursuant to the Loan Agreement, the Loan bears interest at a rate of 12.5% per annum, compounded annually and payable on the Maturity Date. All outstanding principal, accrued and unpaid interest and other amounts due under the Loan are due on the Maturity Date.

As additional consideration for entering into the Loan Agreement, on May 26, 2016, the Company issued Lender a warrant to purchase 1,000,000 shares of the Company’s Common Stock with an exercise price of $0.40 per share (the “Warrant”). The Warrant has a term of five (5) years and contains anti-dilution provisions as further described therein.

Corporate Organization

We were incorporated in Nevada in 1999.  Our corporate headquarters are located at 202 S Dean Street, Englewood, NJ 07631.  As described above under the caption “Reverse Merger Transaction,” in February 2015, we engaged in a reverse triangular merger through which we acquired the business of Jerrick Ventures, Inc., a Nevada corporation, and changed our corporate name to “Jerrick Media Holdings, Inc.”  Prior to the merger, our corporate name was “Great Plains Holdings, Inc.”  Our telephone number is (201) 258-3770.  Our website address is www.jerrickmedia.com.  The information on or accessible through our website is not part of this prospectus.

The Offering

Common Stock Offered by the Selling Security Holders	29,043,865 shares, including (i) 12,809,236 shares of Common Stock underlying the Company’s Series A Preferred (ii) 2,687,776 shares of Common Stock underlying the Company’s Series B Preferred (iii) 9,666,667 shares of Common Stock underlying warrants and (iv) 3,880,186 shares of Common Stock

Common Stock Outstanding Before the Offering	33,448,495 shares of Common Stock as of August 31, 2016.

Common Stock Outstanding After the Offering	62,492,360 shares of Common Stock.(1)

Terms of the Offering	The Selling Security Holders will determine when and how they will sell the Common Stock offered in this prospectus.

Termination of the Offering	The offering will conclude upon such time as all of the Common Stock has been sold pursuant to the registration statement.

Use of Proceeds	We will not receive any of the proceeds from any sale of the shares of Common Stock by Selling Security Holders. See “Use of Proceeds.”

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

OTCQB Symbol	JMDA

(1) Assumes the exercise of all shares underlying the warrants and conversion of the Series A Preferred and Series B Preferred being registered hereunder.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk.  Before deciding whether to invest in our Common Stock, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus and the documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering.  If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed.  This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.  The risks described below and in the documents referenced above are not the only ones that we face.  Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

RISKS RELATED TO OUR BUSINESS

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

As reflected in the accompanying unaudited interim consolidated financial statements, the Company had a net loss of $6,048,572 for the six months ended June 30, 2016, and a working capital deficit and accumulated deficit of $6,261,715 and $11,845,267 respectively, at June 30, 2016. Also reflected in the accompanying financial statements, the Company had a net loss of $3,339,768 and net cash used in operations of $2,287,682 for the year ended December 31, 2015, and a working capital deficit and accumulated deficit of $528,208 and $5,708,839, respectively, at December 31, 2015. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The ability of the Company to continue its operations is dependent on management’s plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to incur liabilities with certain related parties to sustain the Company’s existence.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

In response to these problems, management has taken the following actions:

●	seeking additional third party debt and/or equity financing;

●	execute a plan to recapitalize the company;

●	continue with the implementation of the business plan;

●	generate new sales from international customers; and

●	allocate sufficient resources to continue with advertising and marketing efforts.

In their report dated August 4, 2016, our independent auditors stated that our financial statements for the period ended December 31, 2015, were prepared assuming that we would continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

We are not profitable and may never be profitable.

Since inception through the present, we have been dependent on raising capital to support our working capital needs. During this same period, we have recorded net accumulated losses and are yet to achieve profitability. Our ability to achieve profitability depends upon many factors, including its ability to develop and commercialize our websites. There can be no assurance that we will ever achieve any significant revenues or profitable operations.

Our operating expenses exceed our revenues and will likely continue to do so for the foreseeable future.

We are in an early stage of our development and we have not generated sufficient revenues to offset our operating expenses. Our operating expenses will likely continue to exceed our operating income for the foreseeable future, until such time as we are able to monetize our brands and generate substantial revenues, particularly as we undertake payment of the increased costs of operating as a public company.

Our Operating subsidiary has a limited operating history.

Our operating subsidiary has been in existence for approximately two years. Our limited operating history means that there is a high degree of uncertainty in our ability to: (i) develop and commercialize our products; (ii) achieve market acceptance; or (iii) respond to competition. Additionally, even if we do implement our business plan, we may not be successful. No assurances can be given as to exactly when, if at all, we will be able to recognize profits high enough to sustain our business. We face all the risks inherent in a new business, including the expenses, difficulties, complications, and delays frequently encountered in connection with conducting operations, including capital requirements. Given our limited operating history, we may be unable to effectively implement our business plan, which would result in a loss of your investment.

We will need additional capital, which may be difficult to raise as a result of our limited operating history or any number of other reasons.

We expect that we will have adequate financing for the next 12 months. However, in the event that we exceed our expected growth, we would need to raise additional capital. There is no assurance that additional equity or debt financing will be available to us when needed, on acceptable terms or even at all. Our limited operating history makes investor evaluation and an estimation of our future performance substantially more difficult. As a result, investors may be unwilling to invest in us or such investment may be on terms or conditions which are not acceptable. In the event that we are not able to secure financing, we may have to scale back our growth plans or cease operations.

We depend on our key management personnel and the loss of their services could adversely affect our business.

We place substantial reliance upon the efforts and abilities of Jeremy Frommer, our Chief Executive Officer, and our other executive officers and directors. Though no individual is indispensable, the loss of the services of these executive officers could have a material adverse effect on our business, operations, revenues or prospects. We do not currently maintain key man life insurance on the lives of these individuals.

We have not adopted various corporate governance measures, and as a result stockholders may have limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of corporate management and the securities markets. Because our securities are not yet listed on a national securities exchange, we are not required to adopt these corporate governance measures and have not done so voluntarily in order to avoid incurring the additional costs associated with such measures. Among these measures is the establishment of independent committees of the Board of Directors. However, to the extent a public market develops for our securities, such legislation will require us to make changes to our current corporate governance practices. Those changes may be costly and time-consuming. Furthermore, the absence of the governance measures referred to above with respect to our Company may leave our shareholders with more limited protection in connection with interested director transactions, conflicts of interest and similar matters.

We face intense competition. If we do not provide digital content that is useful to users, we may not remain competitive, and our potential revenues and operating results could be adversely affected.

Our business is rapidly evolving and intensely competitive, and is subject to changing technologies, shifting user needs, and frequent introductions of new products and services. Our ability to compete successfully depends heavily on providing digital content that is useful and enjoyable for our users and delivering our content through innovative technologies in the marketplace.

We have many competitors in the digital content creation industry and media companies. Our current and potential competitors range from large and established companies to emerging start-ups. Established companies have longer operating histories and more established relationships with customers and users, and they can use their experience and resources in ways that could affect our competitive position, including by making acquisitions, investing aggressively in research and development, aggressively initiating intellectual property claims (whether or not meritorious) and competing aggressively for advertisers and websites. Emerging start-ups may be able to innovate and provide products and services faster than we can.

Additionally, our operating results would suffer if our digital content is not appropriately timed with market opportunities, or if our digital content is not effectively brought to market. As technology continues to develop, our competitors may be able to offer user experiences that are, or that are seen to be, substantially similar to or better than ours. This may force us to compete in different ways and expend significant resources in order to remain competitive. If our competitors are more successful than we are in developing compelling content or in attracting and retaining users and advertisers, our revenues and operating results could be adversely affected.

We face competition from traditional media companies, and we may not be included in the advertising budgets of large advertisers, which could harm our operating results.

In addition to internet companies, we face competition from companies that offer traditional media advertising opportunities. Most large advertisers have set advertising budgets, a very small portion of which is allocated to Internet advertising. We expect that large advertisers will continue to focus most of their advertising efforts on traditional media. If we fail to convince these companies to spend a portion of their advertising budgets with us, or if our existing advertisers reduce the amount they spend on our programs, our operating results would be harmed.

Our business depends on strong brands and relationships, and if we are not able to maintain our relationships and enhance our brands, our ability to expand our base of users, advertisers and affiliates will be impaired and our business and operating results could be harmed.

We believe that maintaining and enhancing the “Filthy Media”, “OMNI”, “Geeks”, “Longevity”, "Potent" brands is critical to expanding our base of users, advertisers and affiliates. Maintaining and enhancing our brands' profiles may require us to make substantial investments and these investments may not be successful. If we fail to promote and maintain the “Filthy Media”, “OMNI”, “Geeks”, and “Longevity” “Potent” brands' profiles, or if we incur excessive expenses in this effort, our business and operating results could be harmed. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brands' profiles may become increasingly difficult and expensive. Maintaining and enhancing our brands will depend largely on our ability to be a technology leader and to continue to provide attractive products and services, which we may not do successfully.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations, resulting in the failure to generate revenue.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

In order to achieve the general strategies of our company we need to maintain and search for hard-working employees who have innovative initiatives, while at the same time, keep a close eye on any and all expanding opportunities in our marketplace.

We plan to generate a significant portion of our revenues from advertising and affiliate sales relationships, and a reduction in spending by or loss of advertisers and general decrease in online spending could adversely harm our business.

We plan to generate a substantial portion of our revenues from advertisers. Our advertisers may be able to terminate prospective contracts with us at any time. Advertisers will not continue to do business with us if their investment in advertising with us does not generate sales leads, and ultimately customers, or if we do not deliver their advertisements in an appropriate and effective manner. If we are unable to remain competitive and provide value to our advertisers, they may stop placing ads with us, which would adversely affect our revenues and business. In addition, expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. Adverse macroeconomic conditions can also have a material negative impact on the demand for advertising and cause our advertisers to reduce the amounts they spend on advertising, which could adversely affect our revenues and business.

Security breaches could harm our business.

Security breaches have become more prevalent in the technology industry. We believe that we take reasonable steps to protect the security, integrity and confidentiality of the information we collect, use, store and disclose, but there is no guarantee that inadvertent (e.g., software bugs or other technical malfunctions, employee error or malfeasance, or other factors) or unauthorized data access or use will not occur despite our efforts. Although we have not experienced any material security breaches to date, we may in the future experience attempts to disable our systems or to breach the security of our systems. Techniques used to obtain unauthorized access to personal information, confidential information and/or the systems on which such information are stored and/or to sabotage systems change frequently and generally are not recognized until launched against a target. As a result, we may be unable to anticipate these techniques or to implement adequate preventative measures.

If an actual or perceived security breach occurs, the market perception of our security measures could be harmed and we could lose sales and customers and/or suffer other negative consequences to our business. A security breach could adversely affect the digital content experience and cause the loss or corruption of data, which could harm our business, financial condition and operating results. Any failure to maintain the security of our infrastructure could result in loss of personal information and/or other confidential information, damage to our reputation and customer relationships, early termination of our contracts and other business losses, indemnification of our customers, financial penalties, litigation, regulatory investigations and other significant liabilities. In the event of a major third-party security incident, we may incur losses in excess of their insurance coverage.

Moreover, if a high profile security breach occurs with respect to us or another digital entertainment company, our customers and potential customers may lose trust in the security of our business model generally, which could adversely impact our ability to retain existing customers or attract new ones.

The laws and regulations concerning data privacy and data security are continually evolving; our or our platform providers’ actual or perceived failure to comply with these laws and regulations could harm our business.

Customers view our content online, using third-party platforms and networks and on mobile devices. We collect and store significant amounts of information about our customers—both personally identifying and non-personally identifying information. We are subject to laws from a variety of jurisdictions regarding privacy and the protection of this player information. For example, the European Union (EU) has traditionally taken a broader view than the United States and certain other jurisdictions as to what is considered personal information and has imposed greater obligations under data privacy regulations. The U.S. Children’s Online Privacy Protection Act (COPPA) also regulates the collection, use and disclosure of personal information from children under 13 years of age. While none of our content is directed at children under 13 years of age, if COPPA were to apply to us, failure to comply with COPPA may increase our costs, subject us to expensive and distracting government investigations and could result in substantial fines.

Data privacy protection laws are rapidly changing and likely will continue to do so for the foreseeable future. The U.S. government, including the Federal Trade Commission and the Department of Commerce, is continuing to review the need for greater regulation over the collection of personal information and information about consumer behavior on the Internet and on mobile devices and the EU has proposed reforms to its existing data protection legal framework. Various government and consumer agencies worldwide have also called for new regulation and changes in industry practices. In addition, in some cases, we are dependent upon our platform providers to solicit, collect and provide us with information regarding our players that is necessary for compliance with these various types of regulations.

Customer interaction with our content is subject to our privacy policy and terms of service. If we fail to comply with our posted privacy policy or terms of service or if we fail to comply with existing privacy-related or data protection laws and regulations, it could result in proceedings or litigation against us by governmental authorities or others, which could result in fines or judgments against us, damage our reputation, impact our financial condition and harm our business. If regulators, the media or consumers raise any concerns about our privacy and data protection or consumer protection practices, even if unfounded, this could also result in fines or judgments against us, damage our reputation, and negatively impact our financial condition and damage our business.

In the area of information security and data protection, many jurisdictions have passed laws requiring notification when there is a security breach for personal data or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to implement. Our security measures and standards may not be sufficient to protect personal information and we cannot guarantee that our security measures will prevent security breaches. A security breach that compromises personal information could harm our reputation and result in a loss of confidence in our products and ultimately in a loss of customers, which could adversely affect our business and impact our financial condition. This could also subject us to liability under applicable security breach-related laws and regulations and could result in additional compliance costs, costs related to regulatory inquiries and investigations, and an inability to conduct our business.

If any of our relationships with internet search websites terminate, if such websites' methodologies are modified or if we are outbid by competitors, traffic to our websites could decline.

We depend in part on various internet search websites, such as Google.com, Bing.com, Yahoo.com and other websites to direct a significant amount of traffic to our websites. Search websites typically provide two types of search results, algorithmic and purchased listings. Algorithmic listings generally are determined and displayed as a result of a set of unpublished formulas designed by search engine companies in their discretion. Purchased listings generally are displayed if particular word searches are performed on a search engine. We rely on both algorithmic and purchased search results, as well as advertising on other internet websites, to direct a substantial share of visitors to our websites and to direct traffic to the advertiser customers we serve. If these internet search websites modify or terminate their relationship with us or we are outbid by our competitors for purchased listings, meaning that our competitors pay a higher price to be listed above us in a list of search results, traffic to our websites could decline. Such a decline in traffic could affect our ability to generate advertising revenue and could reduce the desirability of advertising on our websites.

Our business involves risks of liability claims arising from our media content, which could adversely affect our ability to generate revenue and could increase our operating expenses.

As a distributor of media content, we face potential liability for defamation, invasion of privacy, negligence, copyright or trademark infringement, obscenity, violation of rights of publicity and/or obscenity laws and other claims based on the nature and content of the materials distributed. These types of claims have been brought, sometimes successfully, against broadcasters, publishers, online services and other disseminators of media content. Any imposition of liability that is not covered by insurance or is in excess of our insurance coverage could have a material adverse effect on us. In addition, measures to reduce our exposure to liability in connection with content available through our internet websites could require us to take steps that would substantially limit the attractiveness of our internet websites and/or their availability in certain geographic areas, which could adversely affect our ability to generate revenue and could increase our operating expenses.

Intellectual property litigation could expose us to significant costs and liabilities and thus negatively affect our business, financial condition and results of operations.

We may be subject to claims of infringement of third party patents and trademarks and other violations of third party intellectual property rights. Intellectual property disputes are generally time-consuming and expensive to litigate or settle, and the outcome of such disputes is uncertain and difficult to predict. The existence of such disputes may require us to set-aside substantial reserves, and has the potential to significantly affect our overall financial standing. To the extent that claims against us are successful, they may subject us to substantial liability, and we may have to pay substantial monetary damages, change aspects of our business model, and/or discontinue any of our services or practices that are found to be in violation of another party's rights. Such outcomes may severely restrict or hinder ongoing business operations and impact the value of our business. Successful claims against us could also result in us having to seek a license to continue our practices. Under such conditions, a license may or may not be offered or otherwise made available to us. If a license is made available to us, the cost of the license may significantly increase our operating burden and expenses, potentially resulting in a negative effect on our business, financial condition and results of operations.

Although we have been and are currently involved in multiple areas of commerce, internet services, and high technology where there is a substantial risk of future patent litigation, we have not obtained insurance for patent infringement losses. If we are unsuccessful at resolving pending and future patent litigation in a reasonable and affordable manner, it could disrupt our business and operations, including by negatively impacting areas of commerce or putting us at a competitive disadvantage.

If we are unable to obtain or maintain key website addresses, our ability to operate and grow our business may be impaired.

Our website addresses, or domain names, are critical to our business. We currently own more than 252 domain names. However, the regulation of domain names is subject to change, and it may be difficult for us to prevent third parties from acquiring domain names that are similar to ours, that infringe our trademarks or that otherwise decrease the value of our brands. If we are unable to obtain or maintain key domain names for the various areas of our business, our ability to operate and grow our business may be impaired.

We may have difficulty scaling and adapting our existing network infrastructure to accommodate increased traffic and technology advances or changing business requirements, which could cause us to incur significant expenses and lead to the loss of users and advertisers.

To be successful, our network infrastructure has to perform well and be reliable. The greater the user traffic and the greater the complexity of our products and services, the more computer power we will need. We could incur substantial costs if we need to modify our websites or our infrastructure to adapt to technological changes. If we do not maintain our network infrastructure successfully, or if we experience inefficiencies and operational failures, the quality of our products and services and our users' experience could decline. Maintaining an efficient and technologically advanced network infrastructure is particularly critical to our business because of the pictorial nature of the products and services provided on our websites. A decline in quality could damage our reputation and lead us to lose current and potential users and advertisers. Cost increases, loss of traffic or failure to accommodate new technologies or changing business requirements could harm our operating results and financial condition.

Because some of our brands contain adult content, companies providing products and services on which we rely may refuse to do business with us.

Many companies that provide products and services we need are concerned that associating with us could lead to their becoming the target of negative publicity campaigns by public interest groups and boycotts of their products and services. As a result of these concerns, these companies may be reluctant to enter into or continue business relationships with us. There can be no assurance that we will be able to maintain our existing business relationships with the companies, domestic or international, that currently provide us with services and products. Our inability to maintain such business relationships, or to find replacement service providers, would materially adversely affect our business, financial condition and results of operations. We could be forced to enter into business arrangements on terms less favorable to us than we might otherwise obtain, which could lead to our doing business with less competitive terms, higher transaction costs and more inefficient operations than if we were able to maintain such business relationships or find replacement service providers.

Our business is exposed to risks associated with online commerce security and credit card fraud.

Consumer concerns over the security of transactions conducted on the internet or the privacy of users may inhibit the growth of the internet and online commerce. To transmit confidential information such as customer credit card numbers securely, we rely on encryption and authentication technology. Unanticipated events or developments could result in a compromise or breach of the systems we use to protect customer transaction data. Furthermore, our servers may also be vulnerable to viruses and other attacks transmitted via the internet.  As a payment processor, we are required to comply with PCI DSS and a credit card information breach could subject us to penalties or fines, litigation, regulatory investigation or regulatory action. While we proactively check for intrusions into our infrastructure, a new and undetected virus could cause a service disruption. Under current credit card practices, we may be held liable for fraudulent credit card transactions and other payment disputes with customers. A failure to control fraudulent credit card transactions adequately would adversely affect our business.

RISKS RELATED TO OUR COMMON STOCK

The price of our Common Stock may be subject to wide fluctuations.

Even though we have our shares quoted on the OTCQB, a consistently active trading market for our Common Stock may not exist.  You may not be able to sell your shares quickly or at the current market price if trading in our stock is not active.  You may lose all or a part of your investment.  The market price of our Common Stock may be highly volatile and subject to wide fluctuations in response to a variety of factors and risks, many of which are beyond our control.  In addition to the risks noted elsewhere in this prospectus, some of the other factors affecting our stock price may include:

●	variations in our operating results;

●	the level and quality of securities analysts’ coverage of our Common Stock;

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	announcements by third parties of significant claims or proceedings against us; and

●	future sales of our Common Stock.

For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance.  In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been instituted against the public company.  Regardless of its outcome, this type of litigation could result in substantial costs to us and a likely diversion of our management’s attention. You may not receive a positive return on your investment when you sell your shares and you may lose the entire amount of your investment.

We may, in the future, issue additional SHARES OF COMMON STOCK, which would reduce investors’ percent of ownership and dilute our share value

Our Articles of Incorporation authorize the issuance of 300,000,000 shares of Common Stock, and 20,000,000 shares of preferred stock. Currently the Company has issued 33,414 shares of Series A Preferred, 8,063 shares of Series B Preferred and 914,557 of Series D Convertible Preferred Stock (the “Series D Preferred”). The future issuance of Common Stock may result in substantial dilution in the percentage of our Common Stock held by our then existing shareholders. We may value any Common Stock issued in the future on an arbitrary basis. The issuance of Common Stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our Common Stock.

OUR COMMON SHARES ARE SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require:

(a)	that a broker or dealer approve a person’s account for transactions in penny stocks; and

(b)	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination, and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

LIABILITY OF DIRECTORS FOR BREACH OF DUTY OF CARE IS LIMITED.

According to Nevada law (NRS 78.138(7)), all Nevada corporations limit the liability of directors and officers, including acts not in good faith. Our stockholders’ ability to recover damages for fiduciary breaches may be reduced by this statute. In addition, we are obligated to indemnify our directors and officers regarding stockholder suits which they successfully defend (NRS 78.7502).

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

WE MAY ISSUE ADDITIONAL SHARES OF PREFERRED STOCK IN THE FUTURE THAT MAY ADVERSELY IMPACT YOUR RIGHTS AS HOLDERS OF OUR COMMON STOCK.

Our articles of incorporation authorize us to issue up to issue up to 20,000,000 shares of preferred stock in various classes. Currently, the Company has issued 33,414 shares of Series A Preferred, 8,063 shares of Series B Preferred and 914,557 shares of Series D Preferred stock outstanding. All of our outstanding preferred stock is convertible into shares of the Company’s Common Stock. Our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue additional shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our Common Stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the Common Stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of Common Stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as a holder of Common Stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this registration statement, including in the documents incorporated by reference into this registration statement, includes some statements that are not purely historical and that are forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes, “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this registration statement are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction.  There can be no assurance that future developments actually affecting us will be those anticipated.  Those that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements, involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Security Holders. All of the net proceeds from the sale of our Common Stock will go to the Selling Security Holders as described below in the sections entitled Selling Security Holders” and Plan of Distribution”. We may, however, receive proceeds in the event that some or all of the warrants held by a selling stockholder are exercised for cash. There can be no assurance that any of the Selling Security Holders will exercise their warrants or that we will receive any proceeds therefrom. We intend to use any net proceeds received for working capital or general corporate needs.

DETERMINATION OF OFFERING PRICE

Our Common Stock currently trades on the OTCBB under the symbol “JMDA”. The offering price of the shares of Common Stock and the Common Stock underlying the Series A Preferred and Series B Preferred is $0.25 and $0.30, respectively, and has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, on the basis of the closing bid price of Common Stock of the Company as reported on the OTCBB on August 26, 2016. The offering price of the shares underlying the warrants registered hereunder is based upon the price at which the warrants may be exercised pursuant to Rule 457(g)(1) of the Securities Act.

SELLING SECURITY HOLDERS

The 29,043,865 shares being offered for resale in this registration statement include: (i) 3,880,186 shares of the Company’s Common Stock, (ii) 12,809,236 shares underlying the Company’s Series A Preferred (iii) 2,687,776 shares underlying the Company’s Series B Preferred and (iv) 9,666,667 shares underlying warrants held by certain shareholders who purchased the Series A Preferred, Series B Preferred and warrants in private transactions (the “Jerrick Private Placement”); and (v) 25,555 shares of Common Stock issued to the Company’s placement agent in connection with the Jerrick Private Placements.

All expenses incurred with respect to the registration of the Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holders in connection with the sale of such shares.

Except as indicated below, neither the Selling Security Holders nor any of their associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the Selling Security Holders, the number of shares of Common Stock beneficially owned by each of the Selling Security Holders as of the date hereof and the number of share of Common Stock being offered by each of the Selling Security Holders.  The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holders may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the Selling Security Holders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holders.  The Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered		Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After the Offering
Alice Frommer	200,000	79,889	(2)	120,211	* %
Allen Rosen	160,000	160,000	(3)	-	0%
Alpha Capital Anstalt	1,776,440	1,716,384	(4)	60,056	* %
Andrew Schwartz	285,000	285,000	(5)	-	0%
Arline Schwechter	2,546,529	1,017,193	(2)	1,085,108	4.01%
Arthur Rosen	1,566,660	226,348	(2)	1,340,312	3.52%
Ascendant Partners	550,000	219,694	(2)	33,306	* %
Austin Gleason	320,000	320,000	(6)	-	0%
Benzion Frommer	125,000	125,000	(7)	-	0%
Betty Lee	109,685	43,813	(2)	65,872	* %
Brio Capital Master Fund Ltd.	1,304,443	1,304,443	(8)	-	0%
Centaurian Fund LP	176,000	176,000	(9)	-	0%
Chris Gordon	6,699,999	5,966,295	(10)	733,704	1.93%
Christopher Serra	54,843	21,907	(2)	32,936	* %
Daren Dayton	1,500,000	599,164	(2)	900,836	2.36%
Darlene Gaudios	35,000	13,981	(2)	21,019	* %
DataCom Technologies, LLC	1,000,000	399,443	(2)	600,557	1.58%
David Freilich MD PLLC Profit Sharing Plan FBO David Freilich	150,000	150,000	(11)	-	0%
Douglas Wertheimer	1,920,000	1,920,000	(12)	-	* %
Elicia W. David	392,420	392,420	(13)	-	0%
Eubulus J Kerr III	2,064,316	2,064,316	(14)	-	0%
Frederic Sommer III	224,000	224,000	(15)	-	0%

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered		Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After the Offering
George L. Thompson Co. A Partnership	320,000	320,000	(16)	-	0%
Georgeanna Gleason	196,212	196,212	(17)	-	0%
Hans Peter Lanz	160,000	160,000	(18)	-	0%
Horacio Lavallen	640,000	640,000	(19)	-	0%
James Adametz	320,000	320,000	(20)	-	0%
Jane Schwartz & Norman Schwartz	160,000	160,000	(21)	-	0%
Jeffrey Miller & Judith Miller	160,000	160,000	(22)	-	0%
Jo-Bar Enterprises	780,636	780,636	(23)	-	0%
Joyce Westmoreland	320,000	320,000	(24)	-	0%
Keith Testerverde	5,000	1,997	(2)	3,003	* %
Lane Ventures LLC	200,000	79,889	(2)	120,111	* %
Lawrence K. Cagney & Barbara Cagney	640,000	640,000	(25)	-	0%
Leonard M. Schiller Revocable Trust Dtd	1,395,896	965,896	(26)	450,000	1.18%
Lori Capon & Josh Capon	160,000	160,000	(27)	-	0%
Michael J. Ratzker	240,000	240,000	(28)	-	0%
Michel Bittan	600,000	239,666	(2)	360,334	* %
Mulkey II Limited Partnership	640,000	640,000	(29)	-	0%
Naftali Schuss & Lauren Schuss	160,000	160,000	(30)	-	0%
Network 1 Financial Securities, Inc.	257,750	102,956	(2)	154,794	* %
Nunley Investments LLC	1,280,000	1,280,000	(31)	-	0%
Patrick Keating	125,000	125,000	(32)	-	0%
Philip David	392,420	392,420	(33)	-	0%
Pierce Dalton Nunley	1,425,896	1,425,896	(34)	-	0%
Kent Camblell	1,098,933	438,961	(2)	659,972	1.73%
Richard G. David	320,000	320,000	(35)	-	0%
Robert Kimball III	320,000	320,000	(36)	-	0%
Sam Capon	160,000	160,000	(37)	-	0%
Scott Elsas	25,425	10,156	(2)	15,269	* %
Sharon Standowski	480,000	480,000	(38)	-	0%
Stephen Ferrari	40,000	15,978	(2)	24,022	* %
Steven Raneri	100,000	39,944	(2)	60,056	* %
Tara Best	7,500	2,996	(2)	4,504	* %
Thomas Seward	320,000	320,000	(39)	-	0%

* less than 1%

(1)	This number assumes each Selling Security Holder sells all of its shares being offered pursuant to this prospectus.
(2)	This amount includes shares of Common Stock.
(3)	This amount includes 100,000 shares of Common Stock underlying shares of Series A Preferred stock and 60,000 shares of Common Stock underlying warrants.
(4)	This amount includes 39,944 shares of Common Stock, 1,076,440 underlying shares of Series A Preferred stock and 600,000 shares of Common Stock underlying warrants.
(5)	This amount includes 100,000 shares of Common Stock underlying shares of Series A Preferred, 83,333 shares of Common Stock underlying shares of Series B Preferred, and 101,667 shares of Common Stock underlying warrants.
(6)	This amount includes 200,000 shares of Common Stock underlying Series A Preferred and 120,000 shares of Common Stock underlying warrants.
(7)	This amount includes 83,333 shares of Common Stock underlying shares of Series B Preferred and 41,667 shares underlying warrants.
(8)	This amount includes 671,110 shares of Common Stock underlying Series B Preferred and 633,333 shares underlying warrants.
(9)	This amount includes 110,000 shares of Common Stock underlying shares of Series A Preferred and 66,000 shares of Common Stock underlying warrants.

(10)	This amount includes 266,295 shares of Common Stock, 2,000,000 shares of Common Stock underlying shares of Series A Preferred, 1,666,667 shares of Common Stock underlying shares of Series B Preferred, and 2,033,333 shares of Common Stock underlying warrants.
(11)	This amount includes 100,000 shares of Common Stock underlying shares of Series B Preferred and 50,000 shares of Common Stock underlying warrants.
(12)	This amount includes 1,200,000 shares of Common Stock underlying shares of Series A Preferred and 720,000 shares of Common Stock underlying warrants.
(13)	This amount includes 222,420 shares of Common Stock underlying shares of Series A Preferred and 170,000 shares of Common Stock underlying warrants.
(14)	This amount includes 1,244,316 shares of Common Stock underlying shares of Series A Preferred and 820,000 shares of Common Stock underlying warrants.
(15)	This amount includes 140,000 shares of Common Stock underlying shares of Series A Preferred and 84,000 shares of Common Stock underlying warrants.
(16)	This amount includes 200,000 shares of Common Stock underlying shares of Series A Preferred and 120,000 shares of Common Stock underlying warrants.
(17)	This amount includes 111,212 shares of Common Stock underlying shares of Series A Preferred and 85,000 shares of Common Stock underlying warrants
(18)	This amount includes 100,000 shares of Common Stock underlying shares of Series A Preferred and 60,000 shares of Common Stock underlying warrants.
(19)	This amount includes 400,000 shares of Common Stock underlying shares of Series A Preferred and 240,000 shares of Common Stock underlying warrants.
(20)	This amount includes 200,000 shares of Common Stock underlying shares of Series A Preferred and 120,000 shares of Common Stock underlying warrants.
(21)	This amount includes 100,000 shares of Common Stock underlying shares of Series A Preferred and 60,000 shares of Common Stock underlying warrants.
(22)	This amount includes 100,000 shares of Common Stock underlying shares of Series A Preferred and 60,000 shares of Common Stock underlying warrants.
(23)	This amount includes 440,636 shares of Common Stock underlying shares of Series A Preferred and 340,000 shares of Common Stock underlying warrants.
(24)	This amount includes 200,000 shares of Common Stock underlying shares of Series A Preferred and 120,000 shares of Common Stock underlying warrants.
(25)	This amount includes 400,000 shares of Common Stock underlying shares of Series A Preferred, 240,000 shares of Common Stock underlying warrants and 19,972 shares of Common Stock.
(26)	This amount includes 545,896 shares of Common Stock underlying shares of Series A Preferred and 400,000 shares of Common Stock underlying warrants.
(27)	This amount includes 100,000 shares of Common Stock underlying shares of Series A Preferred and 60,000 shares of Common Stock underlying warrants.
(28)	This amount includes 150,000 shares of Common Stock underlying shares of Series A Preferred and 90,000 shares of Common Stock underlying warrants.
(29)	This amount includes 400,000 shares of Common Stock underlying shares of Series A Preferred and 240,000 shares of Common Stock underlying warrants.
(30)	This amount includes 100,000 shares of Common Stock underlying shares of Series A Preferred and 60,000 shares of Common Stock underlying warrants.
(31)	This amount includes 800,000 shares of Common Stock underlying shares of Series A Preferred and 480,000 shares of Common Stock underlying warrants.
(32)	This amount includes 83,333 shares of Common Stock underlying shares of Series A Preferred and 41,667 shares of Common Stock underlying warrants.
(33)	This amount includes 222,420 shares of Common Stock underlying shares of Series A Preferred and 170,000 shares of Common Stock underlying warrants.
(34)	This amount includes 845,896 shares of Common Stock underlying shares of Series A Preferred and 580,000 shares of Common Stock underlying warrants.
(35)	This amount includes 200,000 shares of Common Stock underlying shares of Series A Preferred and 120,000 shares of Common Stock underlying warrants.
(36)	This amount includes 200,000 shares of Common Stock underlying shares of Series A Preferred and 120,000 shares of Common Stock underlying warrants.
(37)	This amount includes 100,000 shares of Common Stock underlying shares of Series A Preferred and 60,000 shares of Common Stock underlying warrants.
(38)	This amount includes 300,000 shares of Common Stock underlying shares of Series A Preferred and 180,000 shares of Common Stock underlying warrants.
(39)	This amount includes 200,000 shares of Common Stock underlying shares of Series A Preferred and 120,000 shares of Common Stock underlying warrants.

PLAN OF DISTRIBUTION

We are registering the resale of certain shares of Common Stock, including shares of our Common Stock issuable upon conversion of certain preferred stock and the exercise of certain outstanding warrants to purchase Common Stock, offered by this prospectus on behalf of the Selling Security Holders. As used in this prospectus, the term “Selling Security Holders” include donees, pledges, transferees and other successors in interest selling shares received from the Selling Security Holders after the date of this prospectus, whether as a gift, pledge, partnership distribution or other form of transfer.  All costs, expenses and fees in connection with the registration of the shares of Common Stock offered hereby will be borne by us.  Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of Common Stock will be borne by the Selling Security Holders.

As of the date of this prospectus, our Common Stock is quoted for trading on the OTCQB and, for so long as our Common Stock continues to be quoted for trading in that venue, we expect that sales made in the over-the-counter market will likely be effected through that quotation system. As August 26, 2016, the last reported bid price for our Common Stock on the OTCQB was $0.19 per share, and as such represented the market price for our Common Stock as of that date. However, as described under the heading “Risk Factors” in this prospectus, our Common Stock is currently very thinly traded and its market price is subject to a high degree of volatility. Further, sales of the Common Stock to be registered hereunder could be made at prevailing market prices at the time of the sale, at fixed prices, at negotiated prices, or at varying prices determined at the time of sale. As a result, we cannot know the price at which any of our Common Stock to be registered hereunder may ultimately be sold by the holders thereof.

Sales of shares of Common Stock offered hereby may be effected by the Selling Security Holders from time to time in one or more types of transactions (which may include block transactions):

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale, and

●	any other method permitted pursuant to applicable law.

The Selling Security Holders may effect sales of shares of Common Stock offered hereby at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at privately negotiated prices. Any of these transactions may or may not involve brokers or dealers. Any such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchaser(s) of shares of Common Stock for whom those broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Security Holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there any underwriter or coordinating broker acting in connection with the proposed sale of shares of Common Stock by the Selling Security Holders.

The Selling Security Holders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and registered hereby and, if any such selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus or other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus. The Selling Security Holders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Security Holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Security Holders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Security Holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Security Holders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Security Holders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Security Holders may in the future also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, including paragraph (i) of that rule, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Security Holders and any broker-dealers that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.  In addition, each broker-dealer selling under this prospectus for its own account or the account of an affiliate is an “underwriter” under Section 2(11) of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the name of the Selling Security Holders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Security Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Security Holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Security Holders for the purpose of satisfying the prospectus-delivery requirements of the Securities Act. The Selling Security Holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We are unable to predict with certainty the effect that sales of the shares of Common Stock offered by this prospectus might have upon our ability to raise additional capital. Nevertheless, it is possible that the resale of shares offered hereby could adversely affect the trading price of our Common Stock.

 MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

(a) Market Information

Our shares of Common Stock are quoted on the OTCQB under the symbol “JMDA”. Prior to March 3, 2016, our shares of Common Stock were quoted on the OTCQB under the symbol “GTPH”. The OTCQB is a quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (“OTC”) equity securities. An OTCQB equity security is not listed or traded on a national securities exchange.

The following table sets forth the high and low bid price for our Common Stock for each quarter during the 2016, 2015 and 2014 fiscal years. The prices reflect inter-dealer quotations, do not include retail mark-ups, markdowns or commissions and do not necessarily reflect actual transactions.

Period	High	Low
Fiscal Year 2016:
First Quarter	$0.51	$0.20
Second Quarter	$0.60	$0.36
Third Quarter (through August 31, 2016)	$0.60	$0.15

Fiscal 2015	High	Low
First Quarter (January 1 – March 31)	$0.12	$0.07
Second Quarter (April 1 – June 30)	$0.10	$0.06
Third Quarter (July 1 – September 30)	$0.08	$0.06
Fourth Quarter (October 1 – December 31	$0.28	$0.03

Fiscal 2014	High	Low
First Quarter (January 1 – March 31)	$0.27	$0.22
Fourth Quarter (April 1 – June 30)	$0.26	$0.22
Third Quarter (July 1 – September 30)	$0.23	$0.23
Fourth Quarter (October 1 – December 31)	$0.23	$0.02

The above quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions.  On August 25, 2016, the closing price for our Common Stock was $0.19 per share.

(b) Holders

As of August 31, 2016, we had 162 stockholders of record of our Common Stock. Such number of record holders was derived from the records maintained by our transfer agent, Pacific Stock Transfer.

(c) Dividends

We have not paid any dividends to the holders of our Common Stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

(d) Securities Authorized for Issuance under Equity Compensation Plan

Effective December 3, 2015, the Board approved, authorized and adopted the 2015 Incentive Stock and Award Plan (the “Plan”) and certain forms of ancillary agreements to be used in connection with the issuance of stock and/or options pursuant to the Plan (the “Plan Agreements”). The Plan provides for the issuance of up to 18,000,000 shares of Common Stock, par value $0.001 per share, of the Company through the grant of non-qualified options (the “Non-qualified options”), incentive options (the “Incentive Options” and together with the Non-qualified Options, the “Options”) and restricted stock (the “Restricted Stock”) to directors, officers, consultants, attorneys, advisors and employees.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights compensation plans (excluding securities reflected in column (a)) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,050,000	$0.33	15,950,000

Equity compensation plans not approved by security holders	-	-	-

Total	2,050,000	$0.33	15,950,000

Transfer Agent

Our stock transfer agent is Pacific Stock Transfer with an address as 173 Keith Street, Suite 3, Warrenton, Virginia, 20186.

PENNY STOCK RULES

The U.S. Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock, which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

●	Contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

●	Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act;

●	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

●	Contains a toll-free number for inquiries on disciplinary actions;

●	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

●	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

●	The bid and offer quotations for the penny stock;

●	The compensation of the broker-dealer and its salesperson in the transaction;

●	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the consolidated financial statements and accompanying notes and the information contained in other sections of this prospectus, particularly under the headings “Risk Factors” and “Business.”  This discussion and analysis is based on the beliefs of our management, as well as assumptions made by, and information currently available to, our management.  The statements in this discussion and analysis concerning expectations regarding our future performance, liquidity and capital resources, as well as other non-historical statements in this discussion and analysis, are forward-looking statements.  See “Risk Relating to Forward-Looking Statements” above.  These forward-looking statements are subject to numerous risks and uncertainties, including those described under “Risk Factors.”  Our actual results could differ materially from those suggested or implied by any forward-looking statements.

Results of Operations

Summary of Statements of Operations for the Three Months Ended June 30, 2016 and 2015:

	Three Months Ended
	June 30, 2016	June 30, 2015
Net revenue	$63,932	$234,128
Gross margin	$55,009	$124,685
Operating expenses	$(1,071,457)	$(729,534)
Loss from operations	$(1,016,448)	$(604,849)
Other expenses	$(4,380,434)	$(29,045)
Net loss	$(5,396,882)	$(633,894)
Loss per common share – basic and diluted	$(0.17)	$(0.02)

Net Revenue

Net revenue was $63,932 for the three months ended June 30, 2016, as compared to $234,128 for the comparable period ended June 30, 2015, a decrease of $170,196. The decrease in net revenue is primarily attributable to management focus on technology development and the Company moving toward becoming a publicly traded company during the three months ended June 30, 2016.

Gross Margin

Gross margin percentage increased from a gross margin of 53% during the three months ended June 30, 2015, to a gross margin of 86% during the three months ended June 30, 2016. The increase in gross margin is primarily attributable to sales of content and media with a stronger mark-up from the Company’s cost basis.

Operating Expenses

Operating expenses for the three months ended June 30, 2016, were $1,071,457 as compared to $729,534 for the three months ended June 30, 2015. The increase of $341,923 is primarily attributable to increased professional fees as a result of the Company’s reverse acquisition of a public vehicle along with increased share based compensation.

Loss from Operations

Loss from operations for the three months ended June 30, 2016, was $(1,016,448) as compared to loss of $(604,849) for the three months ended June 30, 2015. The increase in net loss is primarily attributable to the increase in professional fees as a result of the Company’s reverse acquisition of a public vehicle, increase in share based compensation and increase compensation as a result of a growing infrastructure.

Other Expenses

Other expense for the three months ended June 30, 2016, was $(4,380,434), as compared to $(29,045) for the three months ended June 30, 2015. Other expenses during the three months ended June 30, 2016 was comprised of interest expense of $17,970 on notes payable, liquidating damages of $4,346,490 consisting of $3,318,353 on the Series A, $667,313 on the Series B and $360,824 on the warrants associated with these issuances, and debt discount of $15,974 recorded by the Company. During the three months ended June 30, 2015, other expenses were comprised of interest expense of $29,045 on the bridge loans that were converted into equity during 2015.

Net Loss

Net loss attributable to common shareholder for three months ended June 30, 2016, was $(5,396,882), or loss per share of $(0.17), as compared to $(633,894) or loss per share of $(0.02), for the three months ended June 30, 2015.

Inflation did not have a material impact on the Company’s operations for the applicable period. Other than the foregoing, management knows of no trends, demands, or uncertainties that are reasonably likely to have a material impact on the Company’s results of operations.

Summary of Statements of Operations for the Six Months Ended June 30, 2016 and 2015:

	Six Months Ended
	June 30, 2016	June 30, 2015
Net revenue	$184,640	$393,509
Gross margin	$141,319	$218,614
Operating expenses	$(1,776,303)	$(1,143,590)
Loss from operations	$(1,634,984)	$(924,976)
Other expenses	$(4,413,588)	$(56,942)
Net loss	$(6,048,572)	$(981,918)
Loss per common share – basic and diluted	$(0.20)	$(0.04)

Net Revenue

Net revenue was $184,640 for the six months ended June 30, 2016, as compared to $393,509 for the comparable period ended June 30, 2015, a decrease of $208,869. The decrease in net revenue is primarily attributable to management focus on technology development and the Company moving toward becoming a publicly traded company during the six months ended June 30, 2016.

Gross Margin

Gross margin percentage increased from a gross margin of 56% during the six months ended June 30, 2015, to a gross margin of 77% during the six months ended June 30, 2016. The increase in gross margin is primarily attributable to sales of content and media with a stronger mark-up from the Company’s cost basis.

Operating Expenses

Operating expenses for the six months ended June 30, 2016, were $1,776,303 as compared to $1,143,590 for the six months ended June 30, 2015. The increase of $632,713 is primarily attributable to increased professional fees as a result of the Company’s reverse acquisition of a public vehicle along with increased share based compensation.

Loss from Operations

Loss from operations for the six months ended June 30, 2016, was $(1,634,984) as compared to loss of $(924,976) for the six months ended June 30, 2015. The increase in net loss is primarily attributable to the increase in professional fees as a result of the Company’s reverse acquisition of a public vehicle, increase in share based compensation and increase compensation as a result of a growing infrastructure.

Other Expenses

Other expense for the six months ended June 30, 2016, was $(4,413,588), as compared to $(56,942) for the six months ended June 30, 2015. Other expenses during the six months ended June 30, 2016 was comprised of interest expense $51,124 on notes payable, liquidating damages of $4,346,490 consisting of $3,318,353 on the Series A, $667,313 on the Series B and $360,824 on the warrants associated with these issuances, and debt discount of $15,974 recorded by the Company. During the six months ended June 30, 2015, other expenses were comprised of interest expense of $56,942 on the bridge loans were converted into equity during 2015.

Net Loss

Net loss attributable to common shareholder for six months ended June 30, 2016, was $(6,048,572), or loss per share of $(0.20), as compared to $(981,918) or loss per share of $(0.04), for the six months ended June 30, 2015.

Inflation did not have a material impact on the Company’s operations for the applicable period. Other than the foregoing, management knows of no trends, demands, or uncertainties that are reasonably likely to have a material impact on the Company’s results of operations.

Summary of Statements of Operations for the Year Ended December 31, 2015 and 2014:

	Year Ended
	December 31, 2015	December 31, 2014
Net revenue	$767,527	$539,511
Gross margin	$583,999	$382,688
Operating expenses	$(3,435,042)	$(2,628,698)
Loss from operations	$(2,851,043)	$(2,246,010)
Other expenses	$(488,725)	$(41,125)
Net loss	$(3,339,768)	$(2,287,135)
Loss per common share – basic and diluted	$(0.12)	$(0.08)

Net Revenue

Net revenue was $767,527 for the year ended December 31, 2015, as compared to $539,511 for the comparable period ended December 31, 2016, an increase of $228,016. The increase in net revenue is primarily attributable to management focus on technology development and the Company moving toward becoming a publicly traded company.

Gross Margin

Gross margin percentage increased from a gross margin of 71% during the year ended December 31, 2014, to a gross margin of 76% during the year ended December 31, 2015. The increase in gross margin is primarily attributable to sales of content and media with a stronger mark-up from the Company’s cost basis.

Operating Expenses

Operating expenses for the year ended December 31, 2015, were $3,435,042 as compared to $2,628,698 for the year ended December 31, 2014. The increase of $806,344 is primarily attributable to increased compensation, consulting fees and share based compensation.

Loss from Operations

Loss from operations for the year ended December 31, 2015, was $(2,851,043) as compared to loss of $(2,246,010) for the year ended December 31, 2014. The increase in net loss is primarily attributable to the increase in professional fees as a result of the Company’s reverse acquisition of a public vehicle, increase in share based compensation and increase compensation as a result of a growing infrastructure.

Other Expenses

Other expense for the year ended December 31, 2015, was $(488,725), as compared to $(41,125) for the year ended December 31, 2014. Other expenses during the year ended December 31, 2015 was comprised of interest expense $475,481 on notes payable and dividends of $13,244 recorded by the Company. During the year ended December 31, 2014, other expenses was comprised of interest expense of $41,125 on the notes payable.

Net Loss

Net loss attributable to common shareholder for the year ended December 31, 2015, was $(3,339,768), or loss per share of $(0.12), as compared to $(2,287,135) or loss per share of $(0.08), for the year ended December 31, 2014.

Inflation did not have a material impact on the Company’s operations for the applicable period. Other than the foregoing, management knows of no trends, demands, or uncertainties that are reasonably likely to have a material impact on the Company’s results of operations.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at June 30, 2016, compared to December 31, 2015:

	June 30, 2016	December 31, 2015	Increase/ (Decrease)
Current Assets	$156,274	$438,629	$(282,355)
Current Liabilities	$6,417,989	$966,837	$5,451,152
Working Capital Deficit	$(6,261,715)	$(528,208)	$5,733,507

At June 30, 2016, we had a working capital deficit of $(6,261,715), as compared to a working capital deficit of $(528,208) at December 31, 2015, an increase of $5,733,507. The increase is primarily attributable to the Company’s incurrence of $4,346,490 in accrued liquidating damages during the six months ended June 30, 2016.

Net Cash

Net cash used in operating activities for the six months ended June 30, 2016 and 2015, was $(1,341,232) and $(587,385), respectively. The net loss for the six months ended June 30, 2016 and 2015 was $(6,048,572) and $(981,918), respectively. Net cash used in operations for the current period is due primarily to an increase in infrastructure, continued develop of the business plan, and the Company’s move toward being a publicly traded company.

Net cash used in investing activities for the six months ended June 30, 2016 and 2015 was ($43,956) and $0.

Net cash provided by financing activities for the six months ended June 30, 2016 and 2015 was $1,092,833 and $1,578,669.

BUSINESS

Our Company

General

Jerrick Media Holdings, Inc. (“we,” “us,” the “Company,” or “Jerrick Media”) (formerly Great Plains Holdings, Inc. or “GTPH”) was incorporated under the laws of the state of Nevada on December 30, 1999 under the name LILM, Inc. The Company changed its name on December 3, 2013 to Great Plains Holdings, Inc. as part of its plans to diversify its business through the acquisition and operation of commercial real estate, including but not limited to self-storage facilities, apartment buildings, 55+ senior manufactured homes communities, and other income producing properties. Historically, the Company has principally engaged in manufacture and marketing of the LiL Marc, a plastic boys’ toilet-training device which we discontinued as of December 31, 2014.

On February 5, 2016 (the “Closing Date”), GTPH, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). GTPH acquired, through a reverse triangular merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 28,500,000 shares of GTPH’s Common Stock. GTPH assumed 33,415 shares of Jerrick’s Series A Convertible Preferred Stock (the “Jerrick Series A Preferred”) and 8,064 shares of Series B Convertible Preferred Stock (the “Jerrick Series B Preferred”).

In connection with the Merger, on February 5, 2016, GTPH and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from GTPH (i) all of GTPH’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of GTPH’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 781,818 shares of GTPH’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of GTPH’s any existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

Effective February 28, 2016, GTPH entered into an Agreement and Plan of Merger (the “Statutory Merger Agreement”) with Jerrick, pursuant to which GTPH became the parent company of Jerrick Ventures, LLC, a wholly-owned operating subsidiary of Jerrick (the Statutory Merger”).

On February 28, 2016, GTPH changed its name to Jerrick Media Holdings, Inc. to better reflect its new business strategy. Jerrick Media produces and distributes digital media content, including, but not limited to, videos, imagery, articles, e-books, film, and television, across multiple platforms for each brand in our portfolio. We sell genre specific products related to our brands, including, but limited to, video downloads, image downloads, photographs, art, magazines, apparel, toys, and signed and unsigned collectibles to consumers through our online stores, auctions, conventions, and third party wholesalers and retailers.

We produce and distribute digital media content, including, but not limited to, videos, imagery, articles, e-books, film, and television, across multiple platforms for each brand in our portfolio. We sell genre specific products related to our brands, including but limited to, video downloads, image downloads, photographs, art, magazines, apparel, toys, and signed and unsigned collectibles to consumers through our online stores, auctions, conventions, and third party wholesalers and retailers. Revenues are generated in two different categories: (i) the sale of advertising and marketing services related to our content, including but not limited to pre-roll videos, text and image advertisements, native advertisements, and affiliate marketing and (ii) the sale of genre specific products related to our brands and, licensing of our content for download-to-own services. Demand and pricing for our advertising depends on our user base and overall market conditions. We also drive additional demand through integrated sales of digital advertising inventory and through our marketing services, providing unique branded entertainment and custom sponsorship opportunities to our advertisers. Our advertising revenues may be affected by the strength of advertising markets and general economic conditions and may fluctuate depending on the success of our content, as measured by the number of people visiting our websites at any given time.

Our Market

According to Forrest Research's “Using eCommerce To Monetize Digital Content In The Media Industry” report, content driven e-commerce proves to be one of the most profitable options for media companies to create a new revenue channel, enhance engagement with their audience base, and differentiate themselves from other media companies without a digital e-commerce platform. Forrester Research estimates that online consumers will increase their spending to $327 billion by 2016 from $202 billion in 2011. In addition, 52% of U.S. consumers buy directly from brands online. We believe we can capitalize on a content to commerce model as advances in technology and declining barriers to entry have allowed for cost effective construction of commerce infrastructure outside of the traditional Amazon and eBay models.

Our Strategy

Although we believe that producing refreshing content is great, our business is driven by best practice search engine optimization guidelines, and centers on the theory that receiving monetary compensation for that content is even better. We subscribe to a content to commerce model, which we believe to be the future of digital monetization. Simplistically, content commerce is the process of obtaining revenue from your digital content, in whatever form that content happens to be presented, including but not limited to, books, music, video, newsletters and pictures.

Content to commerce goes beyond the traditional Amazon.com and Ebay.com models of e-commerce, or the buying and selling of products or services using the internet. By combining content and commerce we believe we can monetize specific audiences on multiple fronts, which not only includes traditional advertisements but also transactions in which we are able to sell audiences the products they are interested in buying through their engagement of our content tailored to affiliate activities.

Traditional internet commerce websites such as Amazon.com and Ebay.com generally focus on the products themselves to generate sales, but that is where our business model deviates from such traditional ecommerce revenue models. For example, we create curated best book lists, attached to a franchise such as StarWars. Our digital media content drives commerce. Commerce can occur on multiple fronts, including but not limited to general product sales, auctions, digital downloads of both videos and imagery, and online advertising and affiliate programs. By engaging in a portfolio based revenue model, our emphasis is on diversifying revenue streams and creating ongoing direct consumer relationships.

We have a substantial inventory of content featuring unpublished photographs, negatives, slides, videos, and articles across various genres. We believe we have a competitive advantage in the ownership of such merchandising rights of such content which allows us to sell or license these properties. Additionally, we also develop our own transmedia assets, such as film, television, digital shorts, books, and comic series that we produce and distribute across multiple platforms and formats.

The core elements of our strategy are:

●	Portfolio Theory. Our diversified and eclectic portfolio of brands reaches across different consumer markets in the digital space. By implementing genre-specific websites with diversified content, we achieve higher search engine optimization.

●	Scalability. Brands are chosen for their overlapping potential and their ability to drive revenues across the entire portfolio. Furthermore, we utilize a scalable horizontal infrastructure that can make it through the seasons of digital trends as niche brands, or verticals, are easily plugged in and leveraged. All verticals are overseen by the same team and ideology focusing primarily on generating revenue from all published content.

●	Recurrence. We believe that building consumer loyalty through the creation and publication of digital content that our audiences can engage in will allow for revenue opportunity at every stage of the consumer's digital life cycle.

Transmedia

As part of our strategy, the company will create content in collaboration with other production and media companies that can be leveraged beyond digital media.  These transmedia assets are generally at the center of different mediums such as IP that can be translated as a digital short, a book, or in the most extreme example, a film/tv series. Jerrick may have certain rights to content as well as other forms of IP such as merchandising rights. Jerrick will generally charge a production fee for collaborating in the project.

Our Brands

Each brand in our portfolio targets specific consumer markets or genres. Our current brands include the following:

Filthy

Filthy Gorgeous Media, LLC, our wholly owned subsidiary (“Filthy Media”), bridges a vintage adult genre similar to Playboy Magazine with a contemporary artistic perspective, creating a brand that presents controversial perspectives in the genre of erotica and sex. In 2012, we acquired ownership and the rights to sell certain art and personal effects previously owned or created by late media mogul Robert Guccione, Sr. (“Guccione”). The acquired art includes original oil paintings created by Guccione, photographs, sketches, written works, and illustrations. Guccione is the inspiration behind Filthy Gorgeous.

Filthy Media maintains an internet site, www.Filthy.Media.com, which targets male and female users interested in the vintage erotica genre. Filthy Gorgeous has received notable mentions from several recognizable outlets such as the NY Post, Variety, Daily Mail and Vice. Filthy Gorgeous’ products include video downloads, image downloads, photographs, art, magazines, lingerie, apparel, and signed and unsigned collectibles.

OMNI

In 2012, we acquired the rights to sell certain art and written works that appeared in OMNI, an iconic science fiction magazine published in the U.S. and the U.K. from 1978 to 1995 that contained articles on science, parapsychology, and short works of science fiction and fantasy.

In its initial run, OMNI published a number of stories that have become genre classics, such as Orson Scott Card's "Unaccompanied Sonata", William Gibson's "Burning Chrome", "Johnny Mnemonic", and George R. R. Martin's "Sandkings". The magazine also featured Stephen King's short story "The End of the Whole Mess". OMNI also brought the works of numerous painters to the attention of a large audience, such as H. R. Giger, De Es Schwertberger and Rallé.

OMNI is a wholly owned subsidiary.

We characterize OMNI Reboot as the intersection of science, technology, art, culture, design, and metaphysics. OMNI maintains an internet site, www.Omni.Media.com that targets users interested in the science fiction genre. OMNI Reboot's products include video downloads, image downloads, photographs, art, magazines, action figures, apparel, and signed and unsigned collectibles.

Geeks

GeekRoom, LLC (“Geeks”), our wholly owned subsidiary, creates a provocative environment with intellectually challenging content, representing a new level of pop culture sophistication that its audience demands. Geeks maintains an internet site, www.geeks.media.com that targets users interested in “geek culture” commonly associated with comics, video games, toys, movies, and television in the fields of fantasy and science fiction. Ideas are presented in an informative and entertaining way that combine both the fantastical and the imaginative. Geeks’ products include action figures, toys, trading cards, comic books, magazines, posters, art, and signed and unsigned collectibles.

Longevity

iLongevity, LLC our wholly owned subsidiary (“Longevity”), caters to those users looking for an understanding of and appreciation for the exciting advances happening in medicine, nutrition, genetic engineering, psychology, health and wellness, and cosmetic surgery. Longevity maintains an internet site, www.iLongevity.com Longevity is based on Longevity Magazine, part of Bob Guccione's publishing empire.

Potent Media

Potent Media is a website devoted to exploring the history of marijuana, the cannabis culture and its effect on pop culture today. The site keeps its user base informed on all things involving cannabis culture including movies, tv and books and festivals, conventions and politics. Potent maintains an internet site at www.Potent.Media.com

Protecting our Content from Copyright Theft

The theft of pictures, video and other entertainment content presents a significant challenge to our industry, and we take a number of steps to address this concern. Where possible, we make use of technological protection tools, such as encryption, to protect our content. Notwithstanding these efforts and the many legal protections that exist to combat piracy, the proliferation of content theft and technological tools with which to carry it out continue to escalate. The failure to obtain enhanced legal protections and enforcement tools could make it more difficult for us to adequately protect our intellectual property, which could negatively impact its value.

Intellectual Property

We regard our technology and other proprietary rights as essential to our business. We rely on trade secret, confidentiality procedures, contract provisions, and trademark law to protect our technology and intellectual property. We have also entered into confidentiality agreements with our consultants and corporate partners and intend to control access to and distribution of our products, documentation, and other proprietary information.

We have two trademark applications pending with the U.S. Patent and Trademark Office for “FILTHY GORGEOUS” and "OMNI REBOOT".

We have a patent pending for our content management platform, Vocal.

Competition

We face significant competition from many other websites. We face formidable competition in every aspect of our business, and particularly from other companies that seek to connect people with information on the web and provide them with relevant advertising. Although we face competition, the majority of our content is timeless, as opposed to many of our competitors, who focus mainly on providing timely content. Competitive factors include:

•	community cohesion, interaction and size;

•	website or mobile platform and application ease-of-use and accessibility;

•	user engagement;

•	system reliability;

•	reliability of delivery and payment; and

•	quality of content.

We may be unable to compete successfully against current and future competitors. Some current and potential competitors have longer operating histories, larger user bases and greater brand recognition in other internet sectors than we do. Other online sites with similar business models may be acquired by, receive investments from, or enter into other commercial relationships with well-established and well-financed companies. As a result, some of our competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote more resources to website, mobile platforms and applications and systems development than we can.

In addition we compete with internet advertising companies, particularly in the areas of pay-for-performance and keyword-targeted internet advertising. Also, we may compete with companies that sell products and services online because these companies, like us, are trying to attract users to their web sites to search for information about products and services and content like ours.

We also compete with destination web sites that seek to increase their search-related traffic. These destination web sites may include those operated by internet access providers, such as cable and DSL service providers. Because our users need to access our services through internet access providers, they have direct relationships with these providers. If an access provider or a computer or computing device manufacturer offers online services that compete with ours, the user may find it more convenient to use the services of the access provider or manufacturer. In addition, the access provider or manufacturer may make it hard to access our services by not listing them in the access provider’s or manufacturer’s own menu of offerings. Also, because the access provider gathers information from the user in connection with the establishment of a billing relationship, the access provider may be more effective than we are in tailoring services and advertisements to the specific tastes of the user.

There has been a trend toward industry consolidation among our competitors, and so smaller competitors today may become larger competitors in the future. If our competitors are more successful than we are at generating traffic, our revenues may decline.

Employees

As of August 31, 2016, we had 15 full-time employees, and 1 full-time contractor. None of our employees are subject to a collective bargaining agreement, and we believe that our relationship with our employees is good.

Description of Property

Our corporate headquarters which houses operations and support personnel, is located at 202 S Dean Street, Englewood, NJ 07631, an office consisting of a total of 12,000 square feet. The current lease term is effective from January 8, 2014 through February 28, 2024 with an annual rent of $8,500 through December 31, 2015 and $14,165 for each subsequent year of the term thereafter.

We believe our current facilities are sufficient for our current needs for the foreseeable future.

Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No current director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No current director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No current director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

In addition, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

MANAGEMENT

Directors and Executive Officers

The name, age and positions of our current executive officers and directors are as follows:

Name	Age	Positions
Jeremy Frommer	48	Chief Executive Officer, Director
Rick Schwartz	48	President
Leonard Schiller	72	Director
Andrew Taffin	50	Director

The biographies of the above-identified individuals are set forth below.

Jeremy Frommer, Chief Executive Officer and Director

Mr. Frommer, age 48, combines over 20 years of experience in the financial technology industry. Previously, Mr. Frommer held key leaderships roles in the investment banking and trading divisions of large financial institutions. From 2009 to 2012, Mr. Frommer was briefly retired until beginning concept formation for Jerrick Ventures which he officially founded in 2013. From 2007 to 2009, Mr. Frommer was Managing Director of Global Prime Services at RBC Capital Markets, the investment banking arm of the Royal Bank of Canada, the largest financial institution in Canada, after the sale of Carlin Financial Group, a professional trading firm. From 2004 to 2007, Mr. Frommer was the Chief Executive Officer of Carlin Financial Group after the sale of NextGen Trading, a software development company focused on building equity trading platforms. From 2002 to 2004, Mr. Frommer was Founder and Chief Executive Officer of NextGen Trading. From 2000 to 2002, he was Managing Director of Merger Arbitrage Trading at Bank of America, a financial services firm. Mr. Frommer was also a director of LionEye Capital, a hedge fund from June 2012 to June 2014. He holds a B.A. from the University of Albany.

Rick Schwartz, age 47, President

Mr. Schwartz, age 48, is a film and television producer and financier based in New York. Notable credits include The Departed, Black Swan, Gangs of New York, The Aviator, Machete, and The Others. Mr. Schwartz began his film career at Miramax under Harvey and Bob Weinstein, working there for seven years and eventually serving as the company’s Senior Vice President of Production. From 2008 to 2014, Mr. Schwartz was CEO and Founder of Overnight Productions. In 2014, Mr. Schwartz and partner Jimmy Fallon created Eight Million Plus Productions, a New York-based production company, which produces shows such as Spike TV’s Lip Sync Battle and NBC’s Sharing.

Leonard Schiller, age 72, Director

Leonard Schiller, age 72, is President and Managing Partner of the Chicago law firm of Schiller Klein PC and has been associated with the firm since 1977. Mr. Schiller also has served as the President of The Dearborn Group, a residential property management and real estate company with properties located in the Midwest. Mr. Schiller has also been involved in the ownership of residential properties and commercial properties throughout the country. Mr. Schiller has acted as a principal in numerous private loan transactions and has been responsible for the structure, and management of these transactions. Mr. Schiller has also served as a member of the Board of Directors of IMALL, an internet search engine company, which was acquired by Excite@Home. He also served as a member of the Board of AccuMed International, Inc., a company which manufactured and marketed medical diagnostic screening products, which was acquired by Molecular Diagnostics, Inc. He presently serves as a director of Milestone Scientific, Inc., a Delaware company. He also serves as a director of Gravitas Cayman Corp. and a Limited Partner of Gravitas Capital Partners LLC, a private hedge fund.

Andrew Taffin, age 50, Director

Andrew Taffin has over 25 years of entrepreneurial and executive leadership experience. He is currently the Chief Executive Officer and co-founder of Tallen Technology Rentals (“Tallen”), a leading provider of technology services and short-term rental AV equipment for businesses and organizations of all sizes. Under Mr. Taffin’s leadership, Tallen has experienced consistent revenue growth, secured multimillion dollar contracts with Fortune 100 companies, expanded into multiple business categories including pharmaceutical and financial services, and established a global presence to include supporting clients across the globe. Mr. Taffin was also one of the founding members and former president of the International Technology Rental Associations (“ITRA”). Mr. Taffin is a consistent speaker at industry conferences and events and contributes regularly to several technology publications. Mr. Taffin graduated from Plymouth State University with a B.A. in communications.

The members of the Board of Directors serve until the next annual meeting of stockholders, or until their successors have been elected.

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focuses primarily on the industry and transactional experience, and other background, in addition to any unique skills or attributes associated with a director.  With regard to Mr. Frommer, the Board of Directors considered his significant experience, expertise and background with regard to the Company’s business and his prior experience as a chief executive for other business enterprises.  With regard to Mr. Schiller, the Board of Directors considered his background and experience as an investor in many different businesses, together with his prior experience serving on the boards of public and private companies. With regard to Mr. Taffin, the Board of Directors considered his experience as an entrepreneur and as an executive that has overseen the growth of various companies.

Director Independence and Corporate Governance Matters

Our Board of Directors will periodically review relationships that directors have with the Company to determine whether the directors are independent.  Directors are considered “independent” as long as they do not accept any consulting, advisory or other compensatory fee (other than director fees) from the Company, are not an affiliated person of the Company or its subsidiaries (e.g., an officer or a greater-than-ten-percent stockholder) and are independent within the meaning of applicable laws, regulations and the Nasdaq listing rules. In this latter regard, the Board of Directors will use the Nasdaq listing rules (specifically, Section 5605(a)(2) of such rules) as a benchmark for determining which, if any, of its directors are independent, solely in order to comply with applicable SEC disclosure rules. However, this is for disclosure purposes only. It should be understood that, as a corporation whose shares are not listed for trading on any securities exchange, our Company is not required to have any independent directors at all on its Board of Directors, or any independent directors serving on any particular committees of the Board of Directors.

As of the date of this prospectus, the Board of Directors has determined that Leonard Schiller and Andrew Taffin are independent within the meaning of the Nasdaq listing rule cited above.

Our Board of Directors does not have any committees formed.  As independent directors are added to our board, we intend to form a formal Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and adopt appropriate written charters for such committees.  Presently, however, there are no plans to appoint certain directors to specific committees.  Until such time as an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is formed, the full Board of Directors fulfills the functions normally undertaken by committees of that sort.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended December 31, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Kent Campbell (1) Chief Executive Officer and Chief Financial	2015	$0	$0	$0	$0	$0	$0	$0	$0
Officer	2014	$40,000	$0	$0	$0	$0	$0	$0	$40,000

Denis Espinoza (1) President and Chief Operating	2015	$0	$0	$0	$0	$0	$0	$0	$0
Officer	2014	$5,000	$0	$0	$0	$0	$0	$0	$5,000

Jeremy Frommer (2) Chief Executive	2015	$46,735	$0	$0	$0	$0	$0	$48,460	$95,195
Officer	2014	$0	$0	$0	$0	$0	$0	$0	$0

Rick Schwartz (2)	2015	$76,923	$0	$0	$0	$0	$0	$35,977	$112,900
President	2014	$0	$0	$0	$0	$0	$0	$0	$0

(1) Effective February 5, 2016, Kent Campbell resigned as our Chief Executive Officer and Chief Financial Officer and Denis Espinoza resigned as our President and Chief Operating Officer.

(2) Effective February 5, 2016, Jeremy Frommer was appointed as our Chief Executive Officer and Rick Schwartz was appointed as our President.

Employment Agreements and Change-in-Control Provisions

Executive Employment Agreements

As of August 31, 2016, the Company has not entered into any employments agreements, but intends on entering into such agreements with its Chief Executive Officer and President in fiscal 2016.

Outstanding Equity Awards at Fiscal Year-End

At December 31, 2015, we had outstanding equity awards as follows:

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Weighted Average Exercise Price	Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Kent Campbell (1)	-	-	-	$-	-	-	-	-	-

Denis Espinoza (1)	-	-	-	$-	-	-	-	-	-

Jeremy Frommer (2)	-	-	-	$-	-	-	-	-	-

Rick Schwartz (2)	-	-	-	$-	-	-	-	-	-

(1)	Effective February 5, 2016, Kent Campbell resigned as our Chief Executive Officer and Chief Financial Officer and Denis Espinoza resigned as our President and Chief Operating Officer.
(2)	Effective February 5, 2016, Jeremy Frommer was appointed as our Chief Executive Officer and Rick Schwartz was appointed as our President.

Director Compensation

During fiscal year 2015 directors were not paid for their service in such capacity. In 2016, non-employee directors received options to purchase 250,000 shares of the Company’s Common Stock, exercisable for five years at $0.25 per share, and (b) options granted under the Stock Plan on the first day of each calendar quarter thereafter, to purchase 50,000 shares of the Company’s Common Stock, exercisable for five years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Party Transactions

The Company has a commercial lease agreement with 202 S Dean, LLC for its current office building located at 202 S Dean Street, Englewood, NJ 07631. Under the agreement, the Company pays monthly rent to 202 S. Dean LLC, which is 50% owned by our Chief Executive Officer, Jeremy Frommer. Monthly rent is $8,500 through 2015. Commencing 2016 through 2023, monthly rent will be $14,165. The lease expires February 28, 2024.

On May 26, 2016, the Company entered into a loan agreement (the “Loan Agreement”) with Arthur Rosen, an individual (the “Lender”), pursuant to which on May 26, 2016 (the “Closing Date”), the Lender issued the Company a secured term loan of $1,000,000 (the “Loan”). In connection with the Loan Agreement, on May 26, 2016, the Company and Lender entered into a security agreement (the “Security Agreement”), pursuant to which the Company granted to Lender a senior security interest in substantially all of the Company’s assets as security for repayment of the Loan.

The maturity date of the Loan is May 26, 2017 (the “Maturity Date”). Pursuant to the Loan Agreement, the Loan bears interest at a rate of 12.5% per annum, compounded annually and payable on the Maturity Date. All outstanding principal, accrued and unpaid interest and other amounts due under the Loan are due on the Maturity Date.

As additional consideration for entering in the Loan Agreement, the Company issued Lender a warrant to purchase 1,000,000 shares of the Company’s Common Stock with an exercise price of $0.40 per share (the “Warrant”). The Warrant has a term of five (5) years and contains anti-dilution provisions as further described therein.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the close of business on August 31, 2016, we had outstanding 32,781,881 shares of Common Stock.  Each share of Common Stock is currently entitled to one vote on all matters put to a vote of our stockholders.  The following table sets forth the number of common shares, and percentage of outstanding common shares, beneficially owned as of August 31, 2016, by:

●	each person known by us to be the beneficial owner of more than five percent of our outstanding Common Stock;

●	each of our current directors;

●	each our current executive officers and any other persons identified as a “named executive” in the Summary Compensation Table above; and

●	all our current executive officers and directors as a group.

Shares beneficially owned and percentage ownership before this offering is based on 32,781,881  shares of Common Stock outstanding as of August 31, 2016.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. Shares of Common Stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record date, and shares of Common Stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares.  In any case where an individual has beneficial ownership over securities that are not outstanding, but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage Beneficially Owned” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%.  Unless otherwise indicated, the address of each of the following persons is 202 S Dean Street, Englewood, NJ 07631, and, based upon information available or furnished to us, each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

Name and Address	Shares Beneficially Owned (1)		Percentage Beneficially Owned
5% or Greater Stockholders

Chris Gordon(2)	6,699,999	(2)	16.97%

All 5% or Greater Stockholders as a Group	6,699,999		9.98%

Named Executive Officers and Directors
Jeremy Frommer	11,495,884		34.37%
Rick Schwartz	3,110,486		9.30%
Andrew Taffin	1,085,108	(3)	3.14%
Leonard Schiller	1,395,896	(4)	4.01%
All current directors and officers as a group (3)	17,087,374		50.82%

* less than one percent

(1)	The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities over which the person has or shares voting or investment power or securities which the person has the right to acquire within 60 days.

(2)	This total consists: (i) 666,666 shares of Common Stock; (ii) 2,000,000 million shares of Common Stock underlying the Series A Preferred (iii) 1,666,667 shares of Common Stock underlying the Series B Preferred and (iv) 2,366,666 underlying warrants to purchase Common Stock

(3)	This total consists: (i) 445,108 million shares of Common Stock underlying the Series A Preferred (ii) 340,000 shares underlying warrants to purchase Common Stock and (iii) 300,000 vested options to purchase Common Stock

(4)	This total consists: (i) 50,000 shares of Common Stock; (ii) 545,896 million shares of Common Stock underlying the Series A Preferred (iii) 400,000 shares underlying warrants to purchase Common Stock and (iv) 400,000 vested options to purchase Common Stock. All such shares are held in Leonard M. Schiller Revocable Trust Dtd of which Mr. Schiller is the trustee. Mr. Schiller holds sole voting and dispositive power over all such shares

Changes in Control

We are not aware of any arrangements that may result in changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

DESCRIPTION OF SECURITIES

The following is a description of our capital stock and the material provisions of our Amended and Restated Certificate of Incorporation, corporate bylaws and other agreements to which we and our stockholders are parties, in each case upon the closing of this offering. The following is only a summary and is qualified by applicable law and by the text of the actual documents, copies of which are available as set forth under “Where You Can Find More Information.”

General

The Company is authorized to issue an aggregate number of 320,000,000 shares of capital stock, of which 20,000,000 shares are preferred stock, $0.001 par value per share and 300,000,000 shares are Common Stock, $0.001 par value per share.

A description of the material terms and provisions of our Amended and Restated Certificate of Incorporation and corporate bylaws is set forth below.  The description is intended as a summary, and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and corporate bylaws that have been filed with the SEC.

Common Stock

The Company is authorized to issue 300,000,000 shares of Common Stock, $0.001 par value per share. As of August 31, 2016 we have 32,781,881 shares of Common Stock issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purposes. Our Common Stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for purposes of electing members to our board of directors.

We have reserved an aggregate of 17,681,034 shares of Common Stock for issuance upon conversion of outstanding Series A Preferred (33,414), conversion of outstanding Series B Preferred (8,063), conversion of outstanding Series D Preferred (914,557 shares), upon exercise of outstanding warrants (14,675,000 shares) and pursuant to the 2015 Stock Incentive and Award Plan (2,050,000 shares).

Preferred Stock

The Company is also authorized to issue 20,000,000 shares of preferred stock, $0.001 par value per share. Currently we have 33,414 shares of Series A Preferred issued and outstanding, 8,063 shares of Series B Preferred issued and outstanding and 914,557 shares of Series D Preferred issued and outstanding.

Series A Cumulative Convertible Preferred Stock

As of August 31, 2016 there were 33,414 shares of our Series A Preferred issued and outstanding.  Each share of our Series A Preferred has a stated value equal to $100, as adjusted for stock dividends, combinations, splits and certain other events (the “Series A Stated Value”).

Voting Rights

The holders of our Series A Preferred vote together with the holders of our Common Stock, and Series B Preferred on an as converted basis on each matter submitted to a vote of holders of Common Stock. The number of votes that may be cast by a holder of Series A Preferred shall be equal to the number of Series A Conversion Shares (defined below) on the record date for determining those stockholders entitled to vote on the matter.

In addition, the affirmative vote of the holders of a majority of our outstanding Series A Preferred is required to (i) amend our certificate of incorporation or bylaws in a way that would be adverse to the holders of our Series A Preferred, (ii) redeem or repurchase our stock (other than with respect to the Series A Preferred), (iii) effect a liquidation event, (iv) declare or pay dividends (other than on the Series A Preferred), (v) issue shares of Series A Preferred other than as dividends on the Series A Preferred, and (vi) issue any securities in parity or senior to the rights of the Series A Preferred.

Dividends

The holders of our Series A Preferred are entitled to receive preferential dividends at the rate of 6% per share per annum of the Series A Stated Value out of any funds legally available, and before any dividend or other distribution will be paid or declared and set apart for payment on any shares of our Common Stock.  Upon the occurrence and during the pendency of an event of default, the dividend rate will increase to 15% per annum on the Series A Stated Value. The dividends compound annually and are fully cumulative, accumulate from the date of original issuance of the Series A Preferred, and are payable quarterly, in arrears, commencing on the first day of the calendar quarter following the date on which the Series A Preferred is issued (i) in cash; (ii) at our option, in additional shares of Series A Preferred computed on the Series A Stated Value in an amount equal to 100% of the cash dividend otherwise payable; or (iii) at our option, a combination of cash and additional shares of Series A Preferred. The Company may not pay dividends in Series A Preferred Stock unless, on the payment due date, there is no event of Default under the Certificate of Designations governing the Series A Preferred and there is an effective resale registration statement covering the shares of Common Stock issuable upon conversion of the Series A Preferred and shares of Common Stock issuable upon the exercise of certain warrants.

Liquidation

Upon the occurrence of a “liquidation event”, the holders of our Series A Preferred are entitled to receive, before any payment or distribution is made on any shares of our Common Stock, out of the assets available for distribution to our stockholders, an amount equal to two (2) times the Series A Stated Value and all accrued and unpaid dividends.  If the assets available is insufficient to pay the holders of our Series A Preferred in full, then the assets will be distributed pro rata among the holders of our Series A Preferred.

A “liquidation event” occurs in the event of (i) our liquidation, dissolution or winding-up, whether voluntary or involuntary, (ii) (A) our purchase or redemption of any shares of any class of our stock or (B) a merger or consolidation with or into any entity, unless, among other things, the holders of our Series A Preferred receive securities of the surviving corporation having substantially similar rights and our stockholders immediately prior to such transaction are holders of at least a majority of the voting securities of the surviving entity.

Redemption

Upon (i) the occurrence of an event of default, (ii) a “change in control” or (iii) our liquidation, dissolution or winding up, and if the holder of the Series A Preferred so elects, we must pay a sum of money determined by multiplying the then current purchase price of the outstanding Series A Preferred by 110%, plus accrued but unpaid dividends, no later than thirty (30) business days after request for redemption is made.  “Change in Control” means (i) our Company no longer having a class of shares publicly traded, listed or quoted, (ii) our becoming a subsidiary of another entity, (iii) a majority of our board of directors as of the Closing Date no longer serving as our directors of the Corporation, and (iv) the sale, lease or transfer of substantially all of our assets or the assets of our subsidiary.

Conversion

Each registered holder of Series A Preferred shall have the right, at any time commencing after the issuance, to convert such shares, as well as accrued but unpaid declared dividends on the Series A Preferred (collectively “Series A Conversion Amount”) into fully paid and non-assessable shares of Common Stock of the Company (the “Series A Conversion Shares”). The number of Series A Conversion Shares issuable upon conversion of the Series A Conversion Amount shall equal the Series A Conversion Amount to be converted divided by the conversion price then in effect. The conversion price of the Series A Preferred shall be $0.25, subject to adjustment (the “Series A Conversion Price”).

Except under certain circumstances (such as the issuance of our Common Stock pursuant to a stock option plan), if we issue shares of our Common Stock or securities convertible into or exchangeable or exercisable for shares of our Common Stock, for a purchase price, conversion price or exercise price that is less than the then current conversion price of our Series A Preferred, then the Series A Conversion Price of our Series A Preferred will be reduced to such lower price.

The Series A Conversion Price for our Series A Preferred is further adjusted in the event of:  (i) a declaration of any dividend or distribution on our Common Stock, (ii) stock split or (iii) reclassification of our Common Stock, proportionately so that the holders of our Series A Preferred are entitled receive the kind and number of shares or other securities to which they would have owned or have been entitled to receive after the happening of any of such events had such shares of our Series A Preferred been converted immediately prior to the happening of such event.

If we merge with or into any other corporation where we are not the surviving entity, then unless the right to convert shares of our Series A Preferred is terminated as part of such merger, then, if permitted under applicable law, the holder of our Series A Preferred will have the right to convert each of their shares of Series A Preferred into the same kind and amount of shares of stock receivable upon the merger.  A similar provision applies to the sale of all or substantially all of our assets.

If a holder of our Series A Preferred notifies us of such holder’s election to convert and we do not deliver the shares of Common Stock issuable upon such conversion, and the holder has to buy shares of our Common Stock on the open market because of their obligation to deliver shares of Common Stock, then we will pay such holder the difference between the price paid on the open market and the Series A Stated Value. We will also pay interest at the annual rate of 15% for each day that we are late as well $100 per business day for each $10,000 of Series A Stated Value and dividend which is not timely delivered.

Neither we nor the holder of our Series A Preferred may convert any amount that would result in the holder having a beneficial ownership of our Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates on the conversion date and (ii) the number of shares of our Common Stock issuable upon the conversion, which would result in the aggregate beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of our Common Stock.  The holder of our Series A Preferred may waive the conversion limitation in whole or in part upon and effective after sixty one (61) days’ prior written notice to our Company.

Events of Default

For so long as the Series A Preferred is outstanding, unless waived in writing, the occurrence of certain events of default (each, a “Series A Event of Default”) or until such Series A Event of Default has been cured, if such Series A Event of Default is permitted to be cured hereunder, shall cause the dividend rate to become 15% from and after the occurrence and during the pendency of such event with respect to the Series A Preferred. Series A Events of Default include but are not limited to (i) the Company failing to timely pay any dividend payment or the failure to timely pay any other sum of money due (ii) breach any material covenant or other material term or condition of the Subscription Agreement or Certificate of Designation (iii) any material misrepresentation made herein, or in connection herewith (iv) any dissolution, liquidation or winding up of the Company or any substantial portion of its business (v) the merger, consolidation or reorganization of the Company with or into another company or person or entity (other than with or into a wholly owned subsidiary of the Company), or sale of the capital stock of the Company by the Company or the holders thereof, in any case under circumstances in which the holders of a majority of the voting power of the outstanding capital stock of Company immediately prior to such transaction owning less than a majority in voting power of the outstanding capital stock of Company or the surviving or resulting company or other entity, as the case may be, immediately following such transaction (vi) the failure by the Company to have reserved for issuance upon conversion of the Series A Preferred the number of shares of Common Stock as required in the Subscription Agreement; and (vii) the Company’s failure to timely deliver to the holder of Series A Preferred Common Stock issuable upon conversion of the Series A Preferred or a replacement preferred stock certificate (if required) within five (5) business days after the required delivery date.

Series B Cumulative Convertible Preferred Stock

As of August 31, 2016 there were 8,063 shares of our Series B Preferred issued and outstanding.  Each share of our Series B Preferred has a stated value equal to $100, as adjusted for stock dividends, combinations, splits and certain other events (the “Series B Stated Value”).

Voting Rights

The holders of our Series B Preferred vote together with the holders of our Common Stock, and the Series A Preferred on an as converted basis on each matter submitted to a vote of holders of Common Stock. The number of votes that may be cast by a holder of Series B Preferred shall be equal to the number of Series B Conversion Shares (defined below) issuable upon conversion of such holder’s Series B Preferred on the record date for determining those stockholders entitled to vote on the matter.

In addition, the affirmative vote of the holders of a majority of our outstanding Series B Preferred is required to (i) amend our certificate of incorporation or bylaws in a way that would be adverse to the holders of our Series B Preferred, (ii) redeem or repurchase our stock (other than with respect to the Series B Preferred), (iii) effect a liquidation event, (iv) declare or pay dividends (other than on the Series B Preferred), (v) issue shares of Series B Preferred other than as dividends on the Series B Preferred, and (vi) issue any securities in parity or senior to the rights of the Series B Preferred.

Dividends

The holders of our Series B Preferred are entitled to receive preferential dividends at the rate of 6% per share per annum of the Series B Stated Value out of any funds legally available, and before any dividend or other distribution will be paid or declared and set apart for payment on any shares of our Common Stock.  Upon the occurrence and during the pendency of an event of default, the dividend rate will increase to 15% per annum on the Series B Stated Value. The dividends compound annually and are fully cumulative, accumulate from the date of original issuance of the Series B Preferred, and are payable quarterly, in arrears, commencing on the first day of the calendar quarter following the date on which the Series B Preferred is issued (i) in cash; (ii) at our option, in additional shares of Series B Preferred computed on the Series B Stated Value in an amount equal to 100% of the cash dividend otherwise payable; or (iii) at our option, a combination of cash and additional shares of Series B Preferred. The Company may not pay dividends in Series B Preferred unless, on the payment due date, there is no event of default under the Certificate of Designations governing the Series B Preferred and there is an effective resale registration statement covering the shares of Common Stock issuable upon conversion of the Series B Preferred and shares of Common Stock issuable upon the exercise of certain warrants.

Liquidation

Upon the occurrence of a “liquidation event”, the holders of our Series B Preferred are entitled to receive, before any payment or distribution is made on any shares of our Common Stock, out of the assets available for distribution to our stockholders, an amount equal to the Series B Stated Value and all accrued and unpaid dividends.  If the assets available is insufficient to pay the holders of our Series B Preferred in full, then the assets will be distributed pro rata among the holders of our Series B Preferred.

A “liquidation event” occurs in the event of (i) our liquidation, dissolution or winding-up, whether voluntary or involuntary, (ii) (A) our purchase or redemption of any shares of any class of our stock or (B) a merger or consolidation with or into any entity, unless, among other things, the holders of our Series B Preferred receive securities of the surviving corporation having substantially similar rights and our stockholders immediately prior to such transaction are holders of at least a majority of the voting securities of the surviving entity.

Redemption

Upon (i) the occurrence of an event of default, (ii) a “change in control” or (iii) our liquidation, dissolution or winding up, and if the holder of the Series B Preferred so elects, we must pay a sum of money determined by multiplying the then current purchase price of the outstanding Series B Preferred by 110%, plus accrued but unpaid dividends, no later than thirty (30) business days after request for redemption is made.  “Change in Control” means (i) our Company no longer having a class of shares publicly traded, listed or quoted, (ii) our becoming a subsidiary of another entity, (iii) a majority of our board of directors as of the Closing Date no longer serving as our directors of the Corporation, and (iv) the sale, lease or transfer of substantially all of our assets or the assets of our subsidiary.

Conversion

Each registered holder of Series B Preferred shall have the right, at any time commencing after the issuance, to convert such shares, as well as accrued but unpaid declared dividends on the Series B Preferred (collectively “Series B Conversion Amount”) into fully paid and non-assessable shares of Common Stock of the Company (the “Series B Conversion Shares”). The number of Series B Conversion Shares issuable upon conversion of the Series B Conversion Amount shall equal the Series B Conversion Amount to be converted divided by the conversion price then in effect. The conversion price of the Series B Preferred shall be $0.30, subject to adjustment (the “Series B Conversion Price”).

Except under certain circumstances (such as the issuance of our Common Stock pursuant to a stock option plan), if we issue shares of our Common Stock or securities convertible into or exchangeable or exercisable for shares of our Common Stock, for a purchase price, conversion price or exercise price that is less than the then current conversion price of our Series B Preferred, then the Conversion Price of our Series B Preferred will be reduced to such lower price.

The Conversion Price for our Series B Preferred is further adjusted in the event of:  (i) a declaration of any dividend or distribution on our Common Stock, (ii) stock split or (iii) reclassification of our Common Stock, proportionately so that the holders of our Series B Preferred are entitled receive the kind and number of shares or other securities to which they would have owned or have been entitled to receive after the happening of any of such events had such shares of our Series B Preferred been converted immediately prior to the happening of such event.

If we merge with or into any other corporation where we are not the surviving entity, then unless the right to convert shares of our Series B Preferred is terminated as part of such merger, then, if permitted under applicable law, the holder of our Series B Preferred will have the right to convert each of their shares of Series B Preferred into the same kind and amount of shares of stock receivable upon the merger.  A similar provision applies to the sale of all or substantially all of our assets.

If a holder of our Series B Preferred notifies us of such holder’s election to convert and we do not deliver the shares of Common Stock issuable upon such conversion, and the holder has to buy shares of our Common Stock on the open market because of their obligation to deliver shares of Common Stock, then we will pay such holder the difference between the price paid on the open market and the Series B Stated Value.  We will also pay interest at the annual rate of 15% for each day that we are late as well $100 per business day for each $10,000 of Series B Stated Value and dividend which is not timely delivered.

Neither we nor the holder of our Series B Preferred may convert any amount that would result in the holder having a beneficial ownership of our Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates on the conversion date and (ii) the number of shares of our Common Stock issuable upon the conversion, which would result in the aggregate beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of our Common Stock.  The holder of our Series B Preferred may waive the conversion limitation in whole or in part upon and effective after sixty one (61) days’ prior written notice to our Company.

Events of Default

For so long as the Series B Preferred is outstanding, unless waived in writing, the occurrence of certain events of default (each, a “Series B Event of Default”) or until such Series B Event of Default has been cured, if such Series B Event of Default is permitted to be cured hereunder, shall cause the dividend rate to become 15% from and after the occurrence and during the pendency of such event with respect to the Series B Preferred. Series B Events of Default include but are not limited to (i) the Company failing to timely pay any dividend payment or the failure to timely pay any other sum of money due (ii) breach any material covenant or other material term or condition of the Subscription Agreement or Certificate of Designation (iii) any material misrepresentation made herein, or in connection herewith (iv) any dissolution, liquidation or winding up of the Company or any substantial portion of its business (v) the merger, consolidation or reorganization of the Company with or into another company or person or entity (other than with or into a wholly owned subsidiary of the Company), or sale of the capital stock of the Company by the Company or the holders thereof, in any case under circumstances in which the holders of a majority of the voting power of the outstanding capital stock of Company immediately prior to such transaction owning less than a majority in voting power of the outstanding capital stock of Company or the surviving or resulting company or other entity, as the case may be, immediately following such transaction (vi) the failure by the Company to have reserved for issuance upon conversion of the Series B Preferred the number of shares of Common Stock as required in the Subscription Agreement; and (vii) the Company’s failure to timely deliver to the holder of Series B Preferred Common Stock issuable upon conversion of the Series B Preferred or a replacement preferred stock certificate (if required) within five (5) business days after the required delivery date.

Series D Convertible Preferred Stock

As of August 31, 2016, there were 914,557 shares of Series D Convertible Preferred Stock outstanding.

The designations, rights and preferences of the Series D Preferred include:

(i) the shares have no voting rights.

(ii) each share is convertible at the option of the holder into one share of our Common Stock. The rate of conversion is subject to adjustment as discussed below.

(iii) at any time during the 12 months after the Series D preferred is issued, the conversion price of the Series D Preferred is subject to proportional adjustment in the event the company issues, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock equivalents entitling any person to acquire shares of Common Stock at an effective price per share that is lower than $0.25 per share subject to certain exclusions. In addition, the Series D Preferred is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events.

Warrants

The Company has as of August 31, 2016 outstanding warrants to purchase an aggregate of up to 13,541,667 shares of the Company’s Common Stock. These warrants are exercisable immediately, have a weighted-average remaining life of 3.99 years and a weighted-average exercise price of $0.36 as of August 31, 2016.

Options

There are 2,050,000 outstanding options to purchase our securities.

Dividends

We have not paid any cash dividends to our holders of Common Stock. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Market for our Securities

While there is no established public trading market for our Common Stock, our Common Stock is quoted on the OTC Markets OTCQB under the symbol “JMDA”.

The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Certain Anti-Takeover Effects

Charter and Bylaw Provisions

Certain provisions set forth in our Amended and Restated Certificate of Incorporation, in our corporate bylaws and in Nevada law, which are summarized below, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

●	Special Meetings of Stockholders. Our corporate bylaws provide that special meetings of stockholders may be called only by our Chairman or by a majority of the directors of our board. Stockholders are not permitted to call a special meeting of stockholders, to require that the Chairman call such a special meeting, or to require that our board request the calling of a special meeting of stockholders.

●	Advance Nominations for Directors. Our bylaws provide advance notice procedures for stockholders seeking to nominate candidates for election as directors at any meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of any such advance notice from a stockholder. These provisions may preclude our stockholders from making nominations for directors at our stockholder meetings.

●	Blank Check Preferred Stock. Our Amended and Restated Certificate of Incorporation contain provisions that permit us to issue, without any further vote or action by the stockholders, up to 20 million shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Nevada State Law

We may be, or in the future we may become, subject to Nevada’s control share laws.  A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation.  This control share law may have the effect of discouraging corporate takeovers.  We currently have less than 100 stockholders of record who are residents of Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders.  The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved.  If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares.  The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance.  For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the company from doing so if it cannot obtain the approval of our board of directors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

INCORPORATION BY REFERENCE

We incorporate by reference all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until all of the securities that may be offered by this prospectus are sold. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC. Any statements contained in this prospectus, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents that have been or that may be incorporated by reference in this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements of the Company included in this prospectus and in the registration statement have been audited by KLJ & Associates, LLP., to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the Common Stock hereby will be passed upon for us by Lucosky Brookman LLP.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, and, as a result, we file annual, quarterly and current reports, and other information with the SEC.  You may read and copy this information at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Copies of all or any part of the registration statement may be obtained from the SEC’s offices upon payment of fees prescribed by the SEC.  The SEC maintains an Internet site that contains periodic and current reports, information statements, and other information regarding issuers that file electronically with the SEC.  The address of the SEC’s website is http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws.  We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

JERRICK MEDIA HOLDINGS, INC.

INDEX TO FINANCIAL STATEMENTS

Jerrick Ventures, Inc.

December 31, 2015 and 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Jerrick Ventures, Inc.

We have audited the accompanying consolidated balance sheets of Jerrick Ventures, Inc. as of December 31, 2015 and 2014 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2015 and 2014. Jerrick Ventures, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jerrick Ventures, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years ended December 31, 2015 and 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 3 to the financial statements, the entity has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KLJ & Associates, LLP

KLJ & Associates, LLP

Edina, MN

August 4, 2016

5201 Eden Avenue

Suite 300

Edina, MN 55436

630.277.2330

Jerrick Ventures, Inc.

Consolidated Balance Sheet

	December 31, 2015	December 31, 2014

Assets
Current Assets
Cash	$438,629	$125,063
Inventory	-	21,861
Total Current Assets	438,629	146,924

Property and equipment, net	70,506	11,309

Security deposit	17,000	23,000

Minority investment in business	83,333	83,333

Total Assets	$609,468	$264,566

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable and accrued liabilites	$678,955	$789,042
Accrued dividends	81,936	-
Secured convertible debenture, net	-	649,184
Current portion of capital lease payable	3,524	3,524
Line of credit	202,422	201,750

Total Current Liabilities	966,837	1,643,500

Non-current Liabilities:
Note payable	-	57,331
Capital lease payables	3,095	18,337

Total Non-current Liabilities	3,095	75,668

Total Liabilities	969,932	1,719,168

Commitments and contingencies

Stockholders' Deficit
Series A Preferred stock	33	-
Series B Preferred stock,	7
Common Stock par value $0.0001: 300,000,000 shares authorized; 28,500,000 and 27,000,000 issued and outstanding as of December 31, 2015 and 2014, respectively	2,850	2,700
Additional paid in capital	5,345,485	829,833
Acumulated deficit	(5,708,839)	(2,287,135)
	(360,464)	(1,454,602)

Total Liabilities and Stockholders' Deficit	$609,468	$264,566

Jerrick Ventures, Inc.

Consolidated Statements of Operations

	For the Year Ended	For the Year Ended
	December 31, 2015	December 31, 2014

Net revenue	$767,527	$539,511

Cost of revenue	183,528	156,823

Gross margin	583,999	382,688

Operating expenses
Compensation	917,586	691,327
Consulting fees	1,176,968	442,051
Share based payments	820,652	720,865
General and administrative	519,836	774,455

Total operating expenses	3,435,042	2,628,698

Loss from operations	(2,851,043)	(2,246,010)

Other income (expenses)
Interest expense	(488,725)	(41,125)

Other income (expenses), net	(488,725)	(41,125)

Loss before income tax provision	(3,339,768)	(2,287,135)

Income tax provision	-	-

Net loss	$(3,339,768)	$(2,287,135)

Jerrick Ventures, Inc.

Consolidated Statement of Changes in Stockholders' Equity

For the Years ended December 31, 2014 and 2015

	Preferred Stock		Common Stock		Additional Paid In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, January 1, 2014	-	$-	19,791,350	$1,979	$-	$-	$1,979

Common Stock issued for services	-	-	7,208,650	721	720,144	-	720,865

Stock warrants issued with debt	-	-	-	-	109,689	-	109,689

Net loss for the year ended December 31, 2014	-	-	-	-	-	(2,287,135)	(2,287,135)

Balance, December 31, 2014	-	$-	27,000,000	$2,700	$829,833	$(2,287,135)	$(1,454,602)

Common Stock issued for services	-	-	1,500,000	150	374,850	-	375,000

Series A Preferred stock issued with warrants	24,400	24	-	-	2,449,976	-	2,450,000

Conversion of secured convertible notes and interest	8,914	9	-	-	891,391	-	891,400

Series B Preferred stock issued with warrants	7,000	7	-	-	699,993	-	700,000

Stock issuance costs paid in cash	-	-	-	-	(406,981)	-	(406,981)

Stock options and stock warrants	-	-	-	-	445,652	-	445,652

Stock warrants issued with convertible notes	-	-	-	-	60,771	-	60,771

Dividends	-	-	-	-	-	(81,936)	(81,936)

Net loss for the year ended December 31, 2015	-	-	-	-	-	(3,339,768)	(3,339,768)

Balance, December 31, 2015	40,314	$40	28,500,000	$2,850	$5,345,485	$(5,708,839)	$(360,464)

See accompanying notes to the consolidated financial statements

Jerrick Ventures, Inc.

Consolidated Statements of Cash Flows

	For the Year Ended	For the Year Ended
	December 31, 2015	December 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,339,768)	$(2,287,135)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	10,001	30,221
Accretion of debt discount	211,587	21,873
Share-based compensation	820,652	720,865
Changes in operating assets and liabilities:
Inventory	21,861	2,429
Security deposit	6,000	-
Accounts payable and accrued expenses	(18,015)	108,587
Net Cash Used In Operating Activities	(2,287,682)	(1,403,160)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for property and equipment	(69,198)	(3,601)
Net Cash Used In Investing Activities	(69,198)	(3,601)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of loans	(72,573)	-
Net proceeds from issuance of preferred stock	2,743,019	550,000
Net Cash Provided By Financing Activities	2,670,446	550,000

Net Increase in Cash	313,566	(856,761)

Cash - Beginning of Period	125,063	67,049

Cash - End of Period	$438,629	$125,063

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income taxes	$-	$-
Interest	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Conversion of bridge notes	$800,000	$-
Debt discount on convertible note	$-	$99,546

See accompanying notes to the consolidated financial statements

Jerrick Ventures, Inc.

December 31, 2015 and 2014

Notes to Consolidated Financial Statements

Note 1 - Organization and Operations

Jerrick Ventures, Inc. (the “Company”) was incorporated on November 24, 2014 under the laws of the State of Nevada. Jerrick Ventures develops digital transmedia content, including videos, imagery, articles, e-books, as well as traditional film and television, for each brand in its portfolio.

Jerrick Ventures, LLC (“Jerrick LLC”) was incorporated in Delaware in 2013. On December 1, 2014, Jerrick LLC entered into a share exchange agreement whereby the members of Jerrick LLC exchanged all of their membership interests in Jerrick LLC for Common Stock in the Company (the “Jerrick Share Exchange”). As result of the Jerrick Share Exchange, Jerrick LLC became the operating subsidiary of Jerrick Ventures, Inc. (“Jerrick”).

Note 2 - Significant and Critical Accounting Policies and Practices

Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii)	Inventory Obsolescence and Markdowns: The Company’s estimate of potentially excess and slow-moving inventories is based on evaluation of inventory levels and aging, review of inventory turns and historical sales experiences. The Company’s estimate of reserve for inventory shrinkage is based on the historical results of physical inventory cycle counts.

(iii)	Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

(iv)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

(v)	Estimates and assumptions used in valuation of equity instruments: Management estimates expected term of share options and similar instruments, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s) to value share options and similar instruments.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Principles of consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10, all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8, the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The Company's consolidated subsidiaries and/or entities are as follows:

Name of combined affiliate	State or other jurisdiction of incorporation or organization	Company interest

Astoria Surgical Supplies North LLC	The State of New Jersey	100%

Castle 6 Productions LLC	The State of New Jersey	100%

Filthy Gorgeous LLC	The State of Delaware	100%

Geek Room LLC	The State of Delaware	100%

Graphic Expression Corporate Collectibles LLC	The State of Delaware	100%

Guccione Stores LLC	The State of New Jersey	100%

iLongevity LLC	The State of New Jersey	100%

JAJ Enterprises LLC	The State of Delaware	100%

Jerrick Ventures LLC	The State of Delaware	100%

Miss Filthy LLC	The State of Delaware	100%

Next Geek Thing LLC	The State of Delaware	100%

No One’s Pet LLC	The State of New Jersey	100%

OMNI Reboot LLC	The State of Delaware	100%

Romper Zombie LLC	The State of Delaware	100%

Steam Wars LLC	The State of Delaware	100%

All inter-company balances and transactions have been eliminated.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued liabilities approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Fair Value of Non-Financial Assets or Liabilities Measured on a Recurring Basis

The Company’s non-financial assets include inventory. The Company identifies potentially excess and slow-moving inventory by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventories

Inventory Valuation

The Company values inventory, entirely consisting of finished goods, at the lower of cost or market. Cost is determined on the first-in and first-out (“FIFO”) method. The Company reduces inventory for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value. Factors utilized in the determination of estimated market value include: (i) current sales data and historical return rates, (ii) estimates of future demand, and (iii) competitive pricing pressures.

Inventory Obsolescence and Markdowns

The Company evaluates its current level of inventory considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventory to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

The Company recorded a markdown of $21,861 and $2,429 as of December 31, 2015 and 2014 due to slow moving inventory.

There was no lower of cost or market adjustments for the reporting period ended December 31, 2015 or 2014.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Computer equipment and software	3

Furniture and fixture	5

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations.

Investments - Cost Method, Equity Method and Joint Venture

The Company accounts for marketable debt and equity securities, available for sale, in accordance with sub-topic 320-10 of the FASB Accounting Standards Codification (“Sub-topic 320-10”).

Pursuant to Paragraph 320-10-35-1, investments in debt securities that are classified as available for sale and equity securities that have readily determinable fair values that are classified as available for sale shall be measured subsequently at fair value in the consolidated balance sheets at each balance sheet date. Unrealized holding gains and losses for available-for-sale securities (including those classified as current assets) shall be excluded from earnings and reported in other comprehensive income until realized except an available-for-sale security that is designated as being hedged in a fair value hedge, from which all or a portion of the unrealized holding gain and loss of shall be recognized in earnings during the period of the hedge, pursuant to paragraphs 815-25-35-1 through 815-25-35-4.

The Company follows Paragraphs 320-10-35-17 through 320-10-35-34E and assess whether an investment is impaired in each reporting period. An investment is impaired if the fair value of the investment is less than its cost. Impairment indicators include, but are not limited to the following: a. a significant deterioration in the earnings performance, credit rating, asset quality, or business prospects of the investee; b. a significant adverse change in the regulatory, economic, or technological environment of the investee; c. a significant adverse change in the general market condition of either the geographic area or the industry in which the investee operates; d. a bona fide offer to purchase (whether solicited or unsolicited), an offer by the investee to sell, or a completed auction process for the same or similar security for an amount less than the cost of the investment; e. factors that raise significant concerns about the investee's ability to continue as a going concern, such as negative cash flows from operations, working capital deficiencies, or noncompliance with statutory capital requirements or debt covenants. If the fair value of an investment is less than its cost basis at the balance sheet date of the reporting period for which impairment is assessed, the impairment is either temporary or other than temporary. Pursuant to Paragraph 320-10-35-34, if it is determined that the impairment is other than temporary, then an impairment loss shall be recognized in earnings equal to the entire difference between the investment’s cost and its fair value at the balance sheet date of the reporting period for which the assessment is made. The measurement of the impairment shall not include partial recoveries after the balance sheet date. The fair value of the investment would then become the new basis of the investment and shall not be adjusted for subsequent recoveries in fair value. For presentation purpose, the entity shall present the total other-than-temporary impairment in the statement of earnings with an offset for the amount of the total other-than-temporary impairment that is recognized in other comprehensive income, in accordance with paragraph 320-10-35-34D, if any, pursuant to Paragraph 320-10-45-8A; and separately present, in the financial statement in which the components of accumulated other comprehensive income are reported, amounts recognized therein related to held-to-maturity and available-for-sale debt securities for which a portion of an other-than-temporary impairment has been recognized in earnings pursuant to Paragraph 320-10-45-9A. Pursuant to Paragraphs 320-10-35-36 and 37 the entire change in the fair value of foreign-currency-denominated available-for-sale debt securities shall be reported in other comprehensive income and An entity holding a foreign-currency-denominated available-for-sale debt security is required to consider, among other things, changes in market interest rates and foreign exchange rates since acquisition in determining whether an other-than-temporary impairment has occurred. Pursuant to FASB ASC Paragraph 320-10-50-2, the entity shall disclose all of the following by major security type as of each date for which a statement of financial position is presented: a. cost basis (net of amortization of debt discount for debt securities), aggregate fair value, total other-than-temporary impairment recognized in accumulated other comprehensive income; b. Total gains for securities with net gains in accumulated other comprehensive income; c. Total losses for securities with net losses in accumulated other comprehensive income; and d. Information about the contractual maturities of those securities as of the date of the most recent statement of financial position presented.

On January 2, 2013, the Company purchased a minority interest in a business for proceeds of $83,333. The interest is accounted for under the cost method. The Company tests the carrying value annual for impairment. AS of December 31, 2015, no impairment charges have been recognized on the minority interest.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 FASB Accounting Standards, the related parties include (a.) affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); (b.) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15 FASB Accounting Standards, to be accounted for by the equity method by the investing entity; (c.) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d.) principal owners of the Company and members of their immediate families; (e.) management of the Company and members of their immediate families; (f.) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g.) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Pursuant to ASC Paragraphs 850-10-50-1 and 50-5 financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures shall include: (a.) the nature of the relationship(s) involved; (b.) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c.) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d.) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement. Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for share-based payment transactions issued to employees under the guidance of the Topic 718 Compensation—Stock Compensation of the FASB Accounting Standards Codification (“ASC Topic 718”).

Pursuant to ASC Section 718-10-20 an employee is an individual over whom the grantor of a share-based compensation award exercises or has the right to exercise sufficient control to establish an employer-employee relationship based on common law as illustrated in case law and currently under U.S. Internal Revenue Service (“IRS”) Revenue Ruling 87-41. A non-employee director does not satisfy this definition of employee. Nevertheless, non-employee directors acting in their role as members of a board of directors are treated as employees if those directors were elected by the employer’s shareholders or appointed to a board position that will be filled by shareholder election when the existing term expires. However, that requirement applies only to awards granted to non-employee directors for their services as directors. Awards granted to non-employee directors for other services shall be accounted for as awards to non-employees.

Pursuant to ASC Paragraphs 718-10-30-2 and 718-10-30-3 a share-based payment transaction with employees shall be measured based on the fair value of the equity instruments issued and an entity shall account for the compensation cost from share-based payment transactions with employees in accordance with the fair value-based method, i.e., the cost of services received from employees in exchange for awards of share-based compensation generally shall be measured based on the grant-date fair value of the equity instruments issued or the fair value of the liabilities incurred/settled.

Pursuant to ASC Paragraphs 718-10-30-6 and 718-10-30-9 the measurement objective for equity instruments awarded to employees is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as expected volatility, at the grant date. As such, the fair value of an equity share option or similar instrument shall be estimated using a valuation technique such as an option pricing model. For this purpose, a similar instrument is one whose fair value differs from its intrinsic value, that is, an instrument that has time value.

If the Company’s common shares are traded in one of the national exchanges, the grant-date share price of the Company’s Common Stock will be used to measure the fair value of the common shares issued, however, if the Company’s common shares are thinly traded the use of share prices established in its most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.

b.	The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method , i.e., expected term = ((vesting term + original contractual term) / 2) , if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

c.	The current price of the underlying share.

d.	The expected volatility of the price of the underlying share for the expected term of the option. Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement. Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market. The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.

e.	The expected dividends on the underlying share for the expected term of the option. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

f.	The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

Pursuant to ASC Paragraphs 718-10-30-11 and 718-10-30-17 a restriction that stems from the forfeitability of instruments to which employees have not yet earned the right, such as the inability either to exercise a non-vested equity share option or to sell non-vested shares, is not reflected in estimating the fair value of the related instruments at the grant date. Instead, those restrictions are taken into account by recognizing compensation cost only for awards for which employees render the requisite service and a non-vested equity share or non-vested equity share unit awarded to an employee shall be measured at its fair value as if it were vested and issued on the grant date.

Pursuant to ASC Paragraphs 718-10-35-2 and 718-10-35-3 the compensation cost for an award of share-based employee compensation classified as equity shall be recognized over the requisite service period, with a corresponding credit to equity (generally, paid-in capital). The requisite service period is the period during which an employee is required to provide service in exchange for an award, which often is the vesting period. The total amount of compensation cost recognized at the end of the requisite service period for an award of share-based compensation shall be based on the number of instruments for which the requisite service has been rendered (that is, for which the requisite service period has been completed). An entity shall base initial accruals of compensation cost on the estimated number of instruments for which the requisite service is expected to be rendered. That estimate shall be revised if subsequent information indicates that the actual number of instruments is likely to differ from previous estimates. The cumulative effect on current and prior periods of a change in the estimated number of instruments for which the requisite service is expected to be or has been rendered shall be recognized in compensation cost in the period of the change. Previously recognized compensation cost shall not be reversed if an employee share option (or share unit) for which the requisite service has been rendered expires unexercised (or unconverted).

Under the requirement of ASC Paragraph 718-10-35-8 the Company made a policy decision to recognize compensation cost for an award with only service conditions that has a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under the guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC paragraphs 505-50-25-6 and 505-50-25-7, a grantor shall recognize the goods acquired or services received in a share-based payment transaction when it obtains the goods or as services are received. A grantor may need to recognize an asset before it actually receives goods or services if it first exchanges share-based payment for an enforceable right to receive those goods or services. Nevertheless, the goods or services themselves are not recognized before they are received. If fully vested, nonforfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, nonforfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a stock option that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC Paragraphs 505-50-30-2 and 505-50-30-11 share-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The issuer shall measure the fair value of the equity instruments in these transactions using the stock price and other measurement assumptions as of the earlier of the following dates, referred to as the measurement date: (a) The date at which a commitment for performance by the counterparty to earn the equity instruments is reached (a performance commitment); or (b) The date at which the counterparty's performance is complete. If the Company’s common shares are traded in one of the national exchanges the grant-date share price of the Company’s Common Stock will be used to measure the fair value of the common shares issued; however, if the Company’s common shares are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.

b.	The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

c.	The current price of the underlying share.

d.	The expected volatility of the price of the underlying share for the expected term of the option. Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement. Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market. The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.

e.	The expected dividends on the underlying share for the expected term of the option. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

f.	The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

Pursuant to ASC paragraph 505-50-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (the “Indirect Method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as a filer with the United States Securities & Exchange Commission (the “SEC”) considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)

b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern

b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

In November 2015, the FASB issued the FASB Accounting Standards Update No. 2015-17 “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”). This update simplifies the presentation of deferred income taxes; the amendments in this Update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this Update apply to all entities that present a classified statement of financial position.

For public business entities, the amendments in this Update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods.

In January 2016, the FASB issued the FASB Accounting Standards Update No. 2016-01 “Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”).

This Update makes limited amendments to the guidance in U.S. GAAP on the classification and measurement of financial instruments. The new standard significantly revises an entity’s accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments. Some of the major changes as a result of the ASU 2016-01 are summarized below.

●	Requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income.

●	Simplify the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. When a qualitative assessment indicates that impairment exists, an entity is required to measure the investment at fair value.

●	Eliminate the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet.

●	Require public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes.

●	Require an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

●	Require separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements.

●	Clarify that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets.

For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company's consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements, the Company had an accumulated deficit at December 31, 2015, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to further implement its business plan and generate sufficient revenues; however, its cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds by way of a public or private offering, there can be no assurance to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and its ability to raise additional funds by way of a public or private offering.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Property and Equipment

Property and equipment stated at cost, less accumulated depreciation and amortization, consisted of the following:

	December 31, 2015	December 31, 2014
Computer Equipment	$175,695	84,600
Furniture and Fixtures	61,803	61,803

	237,498	146,403
Less: Accumulated Depreciation	(166,992)	(135,094)
	$70,506	$11,309

Depreciation expense was $10,001 and $30,221 for the period ended December 31, 2015 and 2014, respectively.

Note 5 - Secured convertible debenture

Secured convertible debentures consisted of the following:

	December 31, 2015	December 31, 2014

On September 10, 2014, the Company issued a convertible debenture to an entity in the principal amount of $250,000, convertible into shares of the Company’s Common Stock at $0.25 per share, subject to adjustment. The note bears interest at the rate of 10% per annum and both principal and interest are due on March 10, 2015	-	$250,000

On December 10, 2014, the Company issued a convertible debenture to an individual in the principal amount of $100,000, convertible into shares of the Company’s Common Stock at $0.25 per share, subject to adjustment, and warrants to purchase 100,000 shares of Company Common Stock. The note bears interest at the rate of 12% per annum and both principal and interest are due on December 10, 2015	-	100,000

On December 12, 2014, the Company issued a convertible debenture to an individual in the principal amount of $50,000, convertible into shares of the Company’s Common Stock at $0.25 per share, subject to adjustment, and warrants to purchase 50,000 shares of Company Common Stock. The note bears interest at the rate of 12% per annum and both principal and interest are due on December 12, 2015	-	50,000

On December 16, 2014, the Company issued a convertible debenture to an individual in the principal amount of $100,000, convertible into shares of the Company’s Common Stock at $0.25 per share, subject to adjustment, and warrants to purchase 100,000 shares of Company Common Stock. The note bears interest at the rate of 12% per annum and both principal and interest are due on December 16, 2015 (Kerr)	-	100,000

On December 12, 2014, the Company issued a convertible debenture to an individual in the principal amount of $25,000, convertible into shares of the Company’s Common Stock at $0.25 per share, subject to adjustment, and warrants to purchase 25,000 shares of Company Common Stock. The note bears interest at the rate of 12% per annum and both principal and interest are due on December 12, 2015	-	25,000

On December 4, 2014, the Company issued a convertible debenture to an individual in the principal amount of $100,000, convertible into shares of the Company’s Common Stock at $0.25 per share, subject to adjustment, and warrants to purchase 100,000 shares of Company Common Stock. The note bears interest at the rate of 12% per annum and both principal and interest are due on December 4, 2015	-	100,000

On December 12, 2014, the Company issued a convertible debenture to an individual in the principal amount of $50,000, convertible into shares of the Company’s Common Stock at $0.25 per share, subject to adjustment, and warrants to purchase 50,000 shares of Company Common Stock. The note bears interest at the rate of 12% per annum and both principal and interest are due on December 12, 2015	-	50,000

On December 4, 2014, the Company issued a convertible debenture to an individual in the principal amount of $100,000, convertible into shares of the Company’s Common Stock at $0.25 per share, subject to adjustment, and warrants to purchase 100,000 shares of Company Common Stock. The note bears interest at the rate of 12% per annum and both principal and interest are due on December 4, 2015	-	100,000

On December 12, 2014, the Company issued a convertible debenture to an individual in the principal amount of $25,000, convertible into shares of the Company’s Common Stock at $0.25 per share, subject to adjustment, and warrants to purchase 25,000 shares of Company Common Stock. The note bears interest at the rate of 12% per annum and both principal and interest are due on December 12, 2015	-	25,000

Less debt discount	$-	$(150,816)

Total secured convertible notes	$-	649,184

In November 2015, $800,000 in convertible notes and $91,400 in accrued interest were converted into 8,914 shares of the Company’s Series A Preferred Stock.

Note 6 – Line of Credit

On March 19, 2009 Astoria Surgical Supplies North LLC signed a revolving note (the “Note”) at PNC Bank (the “Bank”). The outstanding balance of this Note is limited to $200,000 and expired March 19, 2010. The outstanding balance accrues interest at a variable rate of 4.50%. The interest rate is subject to change based on changes in an independent index which is the highest Prime Rate as published in the “Money Rates” section of the Wall Street Journal. Interest is payable monthly and the rate as of December 31, 2011 and 2010 was 4.50% and 4.50%, respectively.

The Company has been in payment default since March 19, 2010. The Company does not believe it is probable that the loan will be called or that the interest rate shall be increased to the default interest rate due to the fact that the Company is current and has been current since the maturity date with its monthly installment payment obligation.

The balance outstanding on the revolving note at December 31, 2015 and 2014 was $202,422 and $201,750, respectively.

Note 7 – Convertible Note Payable

On December 2, 2015, the Company issued a convertible note to a third party lender totaling $200,000. The note accrues interest at 12% per annum and matures with interest and principal both due on December 1, 2016. In addition the Company issued a warrant to purchase 300,000 shares of Company Common Stock. The note and accrued interest are convertible at a conversion price of $0.35 per share subject to adjustment.

The warrant entitles the holder to purchase the Company’s Common Stock at a purchase price of $0.35 per share for a period of five years from the issue date.

On December 21, 2015, the notes were automatically converted into Series B preferred stock.

Note 8 – Capital Leases Payable

Capital lease obligation consisted of the following:

	December 31, 2015	December 31, 2014

(i) Capital lease obligation to a financing company for a term of five (5) years, collateralized by equipment, with interest at 10.0% per annum, with principal and interest due and payable in monthly installments of $383.10	$6,619	$21,861

Less current maturities	(3,524)	(3,524)

Capital lease obligation, net of current maturities	3,095	18,337

TOTAL CAPITAL LEASE OBLIGATION, net of current maturities	$6,619	$21,861

The capital leases mature as follows:

2016:	$3,095
2017:	$3,095

Note 9 - Commitments and Contingencies

On January 8, 2014, the Company entered into an operating lease for office space expiring on February 28, 2014. The monthly lease payment calls for an annual rent of $8,500 through December 31, 2015 and $14,165 for each subsequent year of the term thereafter.

Note 10 - Stockholders’ Equity

Shares Authorized

Upon incorporation, the total number of shares of all classes of stock which the Company is authorized to issue is One Hundred Million (100,000,000) shares of which Ninety Million (90,000,000) shares shall be Common Stock, par value $.001 per share and Ten Million (10,000,000) shall be Preferred Stock, par value $.001 per share. The designations, rights, and preferences of such preferred stock are to be determined by the Board of Directors.

Preferred Stock

Series A Cumulative Convertible Preferred Stock

On February 13, 2015, 100,000 shares of preferred stock were designated as Series A Cumulative Convertible Preferred Stock (“Series A”). Each share of Series A shall have a stated value equal to $100.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series A Stated Value").

During the year ended December 31, 2015, the Company sold 24,400 shares of Series A for proceeds of $2,450,000. In addition, $800,000 in convertible notes and $91,400 in accrued interest were converted into 8,914 shares of the Company’s Series A.

The holders of the Series A shall be entitled to receive preferential dividends at the rate of 6% per share per annum on the Series A Stated Value, but before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Junior Stock, as defined. Such dividends shall compound annually and be fully cumulative, and shall accumulate from the date of original issuance of the Series A and shall be payable quarterly, in arrears, commencing on the first day of the calendar quarter following the date on which the Series A is issued. Upon the occurrence of an Event of Default (as defined below) and while such Event of Default is outstanding, such dividend rate shall be increased to 15% per annum on the Series A Stated Value. At the Company's option, such dividend payments may be made in (i) cash (ii) additional shares of Series A valued at the Series A Stated Value thereof, in an amount equal to 150% of the cash dividend otherwise payable or (iii) a combination of cash and additional shares of Series A, provided there is not an existing current Event of Default on the date on which a dividend payment is payable, in which event the Holder entitled to receive such dividend may elect to receive such dividends in cash or additional shares of Series A Preferred.

The dividends on the Series A shall be cumulative whether or not declared so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series A then outstanding from the date from and after which dividends thereon are cumulative to the end of the annual dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series A for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series A or any shares of any other class of stock ranking on a parity with the Series A and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of any Junior Stock.

Holder of Series A shall have the right at any time after the issuance, to convert such shares, accrued but unpaid declared dividends on the Series A and any other sum owed by the Corporation arising from the Series A into fully paid and non-assessable shares of Common Stock (the "Conversion Shares") of the Corporation determined in accordance with the applicable conversion price (the "Conversion Price").

The number of Conversion Shares issuable upon conversion shall equal (i) the sum of (A) the Series A Stated Value being converted and/or (B) at the Holder's election, accrued and unpaid dividends or any other component of the Conversion Amount, divided by (ii) the Conversion Price. The Conversion Price of the Series A shall be $0.25, subject to adjustment.

The Corporation and the Holder may not convert that amount of the Conversion Amount on a Conversion Date in amounts that would result in the Holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on such Conversion Date, and (ii) the number of Conversion Shares issuable upon the conversion of the Conversion Amount with respect to which the determination of this proviso is being made on such Conversion Date, which would result in the aggregate beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to successive exercises which would result in the aggregate issuance of more than 4.99%. The Holder may allocate which of the equity of the Corporation deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The Holder may waive the conversion limitation described in this Section in whole or in part, upon and effective after sixty one (61) days' prior written notice to the Corporation.

The holders of our Series A do vote together with the holders of our Common Stock on an as converted basis on each matter submitted to a vote of holders of Common Stock. The number of votes that may be cast by a holder of Series A shall be equal to the number of shares of Common Stock issuable upon conversion of such Holder's Series A on the record date for determining those stockholders entitled to vote on the matter. In addition, the affirmative vote of the holders of a majority of our outstanding Series A is required to for the following actions:

(a) amending the Corporation's certificate of incorporation or by-laws if such amendment would adversely affect the Series A

(b) purchasing any of the Corporation's securities other than required redemptions of Series A and repurchase under restricted stock and option agreements authorizing the Corporation's employees;

(c) effecting a Liquidation Event;

(d) declaring or paying any dividends other than in respect of the Series A; and

(e) issuing any additional securities having rights senior to or on parity with the Series A.

Series B Cumulative Convertible Preferred Stock

On December 21, 2015, 20,000 shares of preferred stock were designated as Series A Cumulative Convertible Preferred Stock (“Series B”). Each share of Series B shall have a stated value equal to $100.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series B Stated Value").

During the year ended December 31, 2015, the Company sold 7,000 shares of Series B for proceeds of $700,000.

The holders of outstanding shares of Series B shall be entitled to receive preferential dividends at the rate of 6% per share per annum on the Series B Stated Value, but before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Junior Stock as defined. Such dividends shall compound annually and be fully cumulative, and shall accumulate from the date of original issuance of the Series B, and shall be payable quarterly, in arrears, commencing on the first day of the calendar quarter following the date on which the Series B is issued. Upon the occurrence of an Event of Default as defined below and while such Event of Default is outstanding, such dividend rate shall be increased to 15% per annum on the Series B Stated Value. At the Corporation's option, such dividend payments may be made in (i) cash (ii) additional shares of Series B valued at the Series B Stated Value thereof, in an amount equal to 100% of the cash dividend otherwise payable or (iii) a combination of cash and additional shares of Series B, provided there is not an existing current Event of Default on the date on which a dividend payment is payable, in which event the Holder entitled to receive such dividend may elect to receive such dividends in cash or additional shares of Series B Preferred.

The dividends on the Series B shall be cumulative whether or not declared so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series B then outstanding from the date from and after which dividends thereon are cumulative to the end of the annual dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series B for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series B or any shares of any other class of stock ranking on a parity with the Series B and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of any Junior Stock.

Holders of shares of Series B shall have the right at any time commencing after the issuance to convert such shares, accrued but unpaid declared dividends on the Series B into fully paid and non-assessable shares of Common Stock (the "Conversion Shares") of the Corporation determined in accordance with the applicable conversion price (the "Conversion Price"). All declared or accrued but unpaid dividends may be converted at the election of the Holder together with or independent of the conversion of the Series B Stated Value of the Series B.

The number of Conversion Shares issuable upon conversion of the Conversion Amount shall equal (i) the sum of (A) the Series B Stated Value being converted and/or (B) at the Holder's election, accrued and unpaid dividends or any other component of the Conversion Amount, divided by (ii) the Conversion Price. The Conversion Price of the Series B shall be $0.30, subject to adjustment.

The Corporation and the Holder may not convert that amount of the Conversion Amount on a Conversion Date in amounts that would result in the Holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on such Conversion Date, and (ii) the number of Conversion Shares issuable upon the conversion of the Conversion Amount with respect to which the determination of this proviso is being made on such Conversion Date, which would result in the aggregate beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to successive exercises which would result in the aggregate issuance of more than 4.99%. The Holder may allocate which of the equity of the Corporation deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The Holder may waive the conversion limitation described in this Section in whole or in part, upon and effective after sixty one (61) days' prior written notice to the Corporation.

The holders of our Series B do vote together with the holders of our Common Stock on an as converted basis on each matter submitted to a vote of holders of Common Stock. The number of votes that may be cast by a holder of Series B shall be equal to the number of shares of Common Stock issuable upon conversion of such Holder's Series B on the record date for determining those stockholders entitled to vote on the matter. In addition, the affirmative vote of the holders of a majority of our outstanding Series B is required to for the following actions:

(a) amending the Corporation's certificate of incorporation or by-laws if such amendment would adversely affect the Series B

(b) purchasing any of the Corporation's securities other than required redemptions of Series B and repurchase under restricted stock and option agreements authorizing the Corporation's employees;

(c) effecting a Liquidation Event;

(d) declaring or paying any dividends other than in respect of the Company's Series A or Series B; and

(e) issuing any additional securities having rights senior to the Series B.

Common Stock

During the year ended December 31, 2014, the Company awarded various employees, consultants and advisors 7,208,650 shares of Common Stock for services rendered. The Company recorded the shares based on the estimated fair value of the Company’s Common Stock at issuance ($0.10/per share). The Company recorded $720,865 in compensation expense.

During the year ended December 31, 2015, the Company awarded various employees, consultants and advisors 1,500,000 shares of Common Stock for services rendered. The Company recorded the shares based on the estimated fair value of the Company’s Common Stock at issuance ($0.25/per share). The Company recorded $375,000 in compensation expense.

Warrants

The Company applied fair value accounting for all share based payments awards. The fair value of each warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model.

The assumptions used for options granted during the year ended December 31, 2015 are as follows:

Exercise price	$0.35
Expected dividends	0%
Expected volatility	69.7%
Risk free interest rate	1.35%
Expected life of warrant	years

The assumptions used for options granted during the year ended December 31, 2014 are as follows:

Exercise price	$0.35
Expected dividends	0%
Expected volatility	68.3%
Risk free interest rate	1.35%
Expected life of option	5 years

Warrant Activities

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price

Balance – December 31, 2013	-	$-
Granted	2,470,000	$0.35
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – December 31, 2014	2,470,000	$0.35
Granted	8,280,000	$0.35
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – December 31, 2015	10,750,000	$0.35
Exercisable – December 31, 2015	9,875,000	$0.35

Warrants Outstanding				Warrants Exercisable
Exercise price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.35	10,750,000	4.49	$0.35	9,875,000	$0.35

Stock Options

The Company applied fair value accounting for all share based payments awards. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model.

The assumptions used for options granted during the year ended December 31, 2015 are as follows:

Exercise price	$0.35
Expected dividends	0%
Expected volatility	69.7%
Risk free interest rate	1.35%
Expected life of option	5 years

The following is a summary of the Company’s stock option activity:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value
Balance – December 31, 2013	-	$-	-	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Cancelled/Modified	-	-	-	-
Balance – December 31, 2014 – outstanding	-			-
Balance – December 31, 2014 – exercisable	-	$-	-	$-

Outstanding options held by related party – December 31, 2014	-	$-	-	$-
Exercisable options held by related party – December 31, 2014	-	$-	-	$-

Balance – December 31, 2014	-	$-	-	$-
Granted	500,000	0.25	5.0	-
Exercised	-			-
Cancelled/Modified				-
Balance – December 31, 2015 – outstanding	500,000	0.25	4.93	-
Balance – December 31, 2015 – exercisable	500,000	$0.25	4.93	$-

Outstanding options held by related party – December 31, 2015	500,000	$0.25	4.93	$-
Exercisable options held by related party – December 31, 2015	500,000	$0.25	4.93	$-

The following is a summary of the Company’s stock options granted during the year ended December 31, 2015:

Options	Value	Purpose for Grant
500,000	$101,285	Board Services

Stock Incentive Plan

On December 9, 2015, Jerrick adopted the 2015 Stock Incentive and Award Plan (the “Plan”) which will provide for the issuance of up to 18,000,000 shares of the Company’s Common Stock.

The purpose of the Plan is to provide additional incentive to those officers, employees, consultants and non-employee directors of the Company and its parents, subsidiaries and affiliates whose contributions are essential to the growth and success of the Company’s business.

Eligible recipients of option awards are employees, officers, consultants or directors (including non-employee directors) of the Company or of any parent, subsidiary or affiliate of the Company. Upon recommendation from the Compensation Committee, the board has the authority to grant to any eligible recipient any options, restricted stock or other awards valued in whole or in part by reference to, or otherwise based on, our Common Stock.

The provisions of each option granted need not be the same with respect to each option recipient. Option recipients shall enter into award agreements with us, in such form as the board shall determine.

The Plan shall be administered by the Compensation Committee consisting of two or more independent, non-employee and outside directors. In the absence of such a Committee, the Board of the Company shall administer the Plan.

Each Option shall contain the following material terms:

(i)	the purchase price of each share of Common Stock with respect to Incentive Options shall be determined by the Committee at the time of grant, shall not be less than 100% of the Fair Market Value (defined as the closing price on the final trading day immediately prior to the grant on the principal exchange or quotation system on which the Common Stock is listed or quoted, as applicable) of the Common Stock of the Jerrick, provided that if the recipient of the Option owns more than ten percent (10%) of the total combined voting power of the Jerrick, the exercise price shall be at least 110% of the Fair Market Value;

(ii)	The purchase price of each share of Common Stock purchasable under a Non-qualified Option shall be at least 100% of the Fair Market Value of such share of Common Stock on the date the Non-qualified Option is granted, unless the Committee, in its sole and absolute discretion, determines to set the purchase price of such Non-qualified Option below Fair Market Value.

(iii)	the term of each Option shall be fixed by the Committee, provided that such Option shall not be exercisable more than five (5) years after the date such Option is granted, and provided further that with respect to an Incentive Option, if the recipient owns more than ten percent (10%) of the total combined voting power of the Jerrick, the Incentive Option shall not be exercisable more than five (5) years after the date such Incentive Option is granted;

(iv)	subject to acceleration in the event of a Change of Control of the Jerrick (as further described in the Plan), the period during which the Options vest shall be designated by the Committee or, in the absence of any Option vesting periods designated by the Committee at the time of grant, shall vest and become exercisable in equal amounts on each fiscal quarter of the Jerrick through the four (4) year anniversary of the date on which the Option was granted;

(vi)	no Option is transferable and each is exercisable only by the recipient of such Option except in the event of the death of the recipient; and

(vii)	with respect to Incentive Options, the aggregate Fair Market Value of Common Stock exercisable for the first time during any calendar year shall not exceed $100,000.

Each award of Restricted Stock is subject to the following material terms:

(i)	no rights to an award of Restricted Stock are granted to the intended recipient of Restricted Stock unless and until the grant of Restricted Stock is accepted within the period prescribed by the Compensation Committee;

(ii)	Restricted Stock shall not be delivered until they are free of any restrictions specified by the Compensation Committee at the time of grant;

(iii)	recipients of Restricted Stock have the rights of a stockholder of the Jerrick as of the date of the grant of the Restricted Stock;

(iv)	shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied or the employment with the Company is terminated; and

(v)	the Restricted Stock is not transferable until the date on which the Compensation Committee has specified such restrictions have lapsed.

Note 12 – Income Tax Provision

Deferred Tax Assets

At December 31, 2015, the Company has available for federal income tax purposes a net operating loss (“NOL”) carry-forwards of approximately $5,600,000 that may be used to offset future taxable income through the fiscal year ending December 31, 2035. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements since the Company believes that the realization of its net deferred tax asset of approximately $1,900,000 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability. The valuation allowance changed by approximately $(1,900,000) and $700,000 for the years ended December 31, 2015 and 2014, respectively.

Components of deferred tax assets are as follows:

	December 31, 2015	December 31, 2014
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$1,910,000	$729,000
Less valuation allowance	(1,910,000)	(729,000)
Deferred tax assets, net of valuation allowance	$-	$-

Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014

Federal statutory income tax rate	34.0%	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)%	(34.0)%

Effective income tax rate	0.0%	0.0%

Note 13 - Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that the following reportable subsequent event(s) need to be disclosed:

On February 5, 2016, Great Plains Holdings, Inc. a Nevada corporation (“GTPH”, or the “Company”), GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). The transaction (the “Closing”) took place on February 5, 2016 (the “Closing Date”). The Company acquired, through a reverse triangular merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 28,500,000 shares of the Company’s Common Stock. GTPH shall assume 33,414.89 shares of Jerrick’s Series A Convertible Preferred Stock (the “Series A Preferred”) and 8,063.33 shares of Series B Convertible Preferred Stock (the “Series B Preferred”) and file the appropriate certificates of designation to reflect the rights, preferences and privileges of the Jerrick’s Series A Preferred and Series B Preferred. Jerrick shareholders that hold either Series A Preferred or Series B Preferred will be able to exchange such shares for the equivalent in GTPH on a one for one basis. Additionally, GTPH shall assume 12,391,667 outstanding Common Stock purchase warrants of Jerrick such that each Jerrick shareholder that holds a warrant to purchase shares of Jerrick Common Stock will by virtue of the Merger, be able to purchase the equivalent number of shares of GTPH Common Stock under the same terms and conditions.

In connection with the Merger, on February 5, 2016, the Company and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from the Company (i) all of the Company’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of the Company’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 781,818 shares of the Parent Company’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of the Company existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

On February 5, 2016 and in conjunction with the Merger, the Company entered into a Share Exchange Agreement with Kent Campbell, Denis Espinoza and Sarah Campbell (the “Exchange Agreement”). Pursuant to the Exchange Agreement, (i) Kent Campbell cancelled 363,636 shares of the Company’s Common Stock, 6,000 shares of the Company’s Series A Preferred Stock and 10,000 shares of the Company’s Series B Preferred Stock in exchange for 1,648,881 shares of the Company’s Series D Preferred Stock, (ii) Denis Espinoza cancelled 58,951 shares of the Company’s Common Stock and 4,000 shares of the Company’s Series A Preferred Stock in exchange for 265,676 shares of the Company’s Series D Preferred Stock, and (iii) Sarah Campbell cancelled 21,818 shares of the Company’s Common Stock in exchange for 98,933 shares of the Company’s Series D Preferred Stock.

In addition, on February 6, 2016, the Company entered into Stock Purchase Agreements (the “Purchase Agreements”) with three investors providing for the issuance and sale of an aggregate of 2,626,308 shares of the Company’s Common Stock, par value $0.001 per share, for an aggregate purchase price of $2,626.30.

Jerrick Media Holdings, Inc.

June 30, 2016 and 2015

Jerrick Media Holdings, Inc.

Condensed Consolidated Balance Sheet

(unaudited)

	June 30, 2016	December 31, 2015

Assets
Current Assets
Cash	$146,274	$438,629
Prepaid expenses	10,000	-
Total Current Assets	156,274	438,629

Property and equipment, net	93,678	70,506

Security deposit	49,775	17,000

Minority investment in business	83,333	83,333

Total Assets	$383,060	$609,468

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable and accrued liabilities	$846,288	$678,955
Accrued dividends	169,792	81,936
Accrued liquidating damages	4,346,490	-
Current portion of capital lease payable	3,524	3,524
Note payable - related party	849,383	-
Line of credit	202,512	202,422

Total Current Liabilities	6,417,989	966,837

Non-current Liabilities:
Capital lease payables	1,680	3,095

Total Non-current Liabilities	1,680	3,095

Total Liabilities	6,419,669	969,932

Commitments and contingencies

Stockholders' Deficit
Preferred stock, 20,000,000 shares authorized
Series A Preferred stock, $0.001 par value, 33,314 and 33,314 shares issued and outstanding, respectively	33	33
Series B Preferred stock, $0.001 par value, 8,063 and 7,000 shares issued and outstanding, respectively	8	7
Series D Preferred stock, $0.001 par value, 2,013 and 0 shares issued and outstanding, respectively	2	-
Common Stock par value $0.001: 90,000,000 shares authorized; 31,682,537 and 28,500,000 issued and outstanding as of June 30, 2016 and December 31, 2015 respectively	31,683	28,500
Additional paid in capital	5,776,932	5,319,835
Accumulated deficit	(11,845,267)	(5,708,839)
	(6,036,609)	(360,464)

Total Liabilities and Stockholders' Deficit	$383,060	$609,468

See accompanying notes to the consolidated financial statements

Jerrick Media Holdings, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended	For the Three Months Ended	For the Six Months Ended	For the Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Net revenue	$63,932	$234,128	$184,640	$393,509

Cost of revenue	8,923	109,443	43,321	174,895

Gross margin	55,009	124,685	141,319	218,614

Operating expenses
Compensation	309,823	277,300	647,265	481,905
Consulting fees	405,889	138,512	515,007	180,752
Share based payments	17,725	86,916	66,174	103,459
General and administrative	338,020	226,806	547,857	377,474

Total operating expenses	1,071,457	729,534	1,776,303	1,143,590

Loss from operations	(1,016,448)	(604,849)	(1,634,984)	(924,976)

Other income (expenses)
Interest expense	(4,380,434)	(29,045)	(4,413,588)	(56,942)

Other income (expenses), net	(4,380,434)	(29,045)	(4,413,588)	(56,942)

Loss before income tax provision	(5,396,882)	(633,894)	(6,048,572)	(981,918)

Income tax provision	-	-	-	-

Net loss	$(5,396,882)	$(633,894)	$(6,048,572)	$(981,918)

Per-share data
Basic and diluted loss per share	$(0.17)	$(0.02)	$(0.20)	$(0.04)

Weighted average number of common shares outstanding	31,682,537	27,000,000	29,879,099	27,000,000

See accompanying notes to the consolidated financial statements

Jerrick Media Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Six Months Ended	For the Six Months Ended
	June 30, 2016	June 30, 2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,048,572)	$(981,918)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	20,784	2,804
Accretion of debt discount	40,399	-
Share-based compensation	66,174	103,459
Changes in operating assets and liabilities:
Prepaid expenses	(10,000)	-
Security deposit	(32,775)	-
Accounts payable and accrued expenses	276,268	288,270
Accrued liquidating damages	4,346,490	-
Net Cash Used In Operating Activities	(1,341,232)	(587,385)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for property and equipment	(43,956)	-
Net Cash Used In Investing Activities	(43,956)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of loans	(107,415)	(244,331)
Net proceeds from issuance of notes	106,000	-
Net proceeds from issuance of preferred stock	94,248	1,823,000
Proceeds from issuance of note payable - related party	1,000,000	-
Net Cash Provided By Financing Activities	1,092,833	1,578,669

Net Change in Cash	(292,355)	991,284

Cash - Beginning of Period	438,629	125,063

Cash - End of Period	$146,274	$1,116,347

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income taxes	$-	$-
Interest	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of interest	$108,843	$-
Debt discount on convertible note	$24,425	$-
Debt discount on related party note payable	$166,591	$-

See accompanying notes to the consolidated financial statements

Jerrick Media Holdings, Inc.

June 30, 2016 and 2015

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

Note 1 - Organization and Operations

Great Plains Holdings, Inc. (the “Company”) was incorporated under the laws of the state of Nevada on December 30, 1999 under the name LILM, Inc. The Company changed its name on December 3, 2013 as part of its plans to diversify its business through the acquisition and operation of commercial real estate, including but not limited to self-storage facilities, apartment buildings, 55+ senior manufactured homes communities, and other income producing properties. Historically, the Company has principally engaged in manufacture and marketing of the LiL Marc urinal used in the training of young boys, but is changing its focus to residential and commercial rental real estate as well as exploring other business opportunities.

On February 5, 2016, Great Plains Holdings, Inc. a Nevada corporation (“GTPH”, or the “Company”), GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). The transaction (the “Closing”) took place on February 5, 2016 (the “Closing Date”). The Company acquired, through a reverse triangular merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 28,500,000 shares of the Company’s Common Stock. GTPH shall assume 33,414.89 shares of Jerrick’s Series A Convertible Preferred Stock (the “Series A Preferred”) and 8,063.33 shares of Series B Convertible Preferred Stock (the “Series B Preferred”) and file the appropriate certificates of designation to reflect the rights, preferences and privileges of the Jerrick’s Series A Preferred and Series B Preferred. Jerrick shareholders that hold either Series A Preferred or Series B Preferred will be able to exchange such shares for the equivalent in GTPH on a one for one basis. Additionally, GTPH shall assume 12,391,667 outstanding Common Stock purchase warrants of Jerrick such that each Jerrick shareholder that holds a warrant to purchase shares of Jerrick Common Stock will by virtue of the Merger, be able to purchase the equivalent number of shares of GTPH Common Stock under the same terms and conditions.

In connection with the Merger, on February 5, 2016, the Company and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from the Company (i) all of the Company’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of the Company’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 781,818 shares of the Parent Company’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of the Company existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

On February 5, 2016 and in conjunction with the Merger, the Company entered into a Share Exchange Agreement with Kent Campbell, Denis Espinoza and Sarah Campbell (the “Exchange Agreement”). Pursuant to the Exchange Agreement, (i) Kent Campbell cancelled 363,636 shares of the Company’s Common Stock, 6,000 shares of the Company’s Series A Preferred Stock and 10,000 shares of the Company’s Series B Preferred Stock in exchange for 1,648,881 shares of the Company’s Series D Preferred Stock, (ii) Denis Espinoza cancelled 58,951 shares of the Company’s Common Stock and 4,000 shares of the Company’s Series A Preferred Stock in exchange for 265,676 shares of the Company’s Series D Preferred Stock, and (iii) Sarah Campbell cancelled 21,818 shares of the Company’s Common Stock in exchange for 98,933 shares of the Company’s Series D Preferred Stock.

In connection with the Statutory Merger, the Company changed its name to Jerrick Media Holdings, Inc.

Jerrick Ventures, Inc. (“Ventures”) was incorporated on November 24, 2014 under the laws of the State of Nevada. Ventures develops digital transmedia content, including videos, imagery, articles, e-books, as well as traditional film and television, for each brand in its portfolio.

Jerrick Ventures, LLC (“Jerrick LLC”) was incorporated in Delaware in 2013. On December 1, 2014, Jerrick LLC entered into a share exchange agreement whereby the members of Jerrick LLC exchanged all of their membership interests in Jerrick LLC for Common Stock in Ventures (the “Jerrick Share Exchange”). As result of the Jerrick Share Exchange, Jerrick LLC became the operating subsidiary of Ventures

The Merger is being accounted for as a “Reverse Business Combination,” and Ventures is deemed to be the accounting acquirer in the merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Reverse Business Combination will be those of Ventures, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Ventures, historical operations of Ventures and combined operations of Ventures and Jerrick Media Holdings, Inc. from the Closing Date of the Merger.

The Reverse Business Combination will be treated as a recapitalization of the Company for financial accounting purposes. The historical financial statements of Predecessor before the Reverse Business Combination will be replaced with the historical financial statements of Ventures before the Reverse Business Combination in all future filings with the Securities and Exchange Commission (the “SEC”).

Note 2 - Significant and Critical Accounting Policies and Practices

Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).

The unaudited condensed consolidated financial information furnished herein reflects all adjustments, consisting solely of normal recurring items, which in the opinion of management are necessary to fairly state the financial position of the Company and the results of its operations for the periods presented. This report should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s Information Report on Form 8K/A for the year ended December 31, 2015 filed with the SEC on August 4, 2016. The Company assumes that the users of the interim financial information herein have read or have access to the audited financial statements for the preceding fiscal year and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. Accordingly, footnote disclosure, which would substantially duplicate the disclosure contained in the Company’s Form 8K/A for the year ended December 31, 2015 has been omitted. The results of operations for the interim periods presented are not necessarily indicative of results for the entire year ending December 31, 2016 or any other period.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.
(ii)	Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.
(iii)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.
(iv)	Estimates and assumptions used in valuation of equity instruments: Management estimates expected term of share options and similar instruments, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s) to value share options and similar instruments.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Principles of consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification (“ASC”) to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10, all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8, the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The Company's consolidated subsidiaries and/or entities are as follows:

Name of combined affiliate	State or other jurisdiction of incorporation or organization	Company interest

Castle 6 Productions LLC	The State of New Jersey	100%

Filthy Gorgeous LLC	The State of Delaware	100%

Geek Room LLC	The State of Delaware	100%

Graphic Expression Corporate Collectibles LLC	The State of Delaware	100%

Guccione Stores LLC	The State of New Jersey	100%

iLongevity LLC	The State of New Jersey	100%

JAJ Enterprises LLC	The State of Delaware	100%

Jerrick Ventures INC	The State of Nevada	100%

Miss Filthy LLC	The State of Delaware	100%

Next Geek Thing LLC	The State of Delaware	100%

No One’s Pet LLC	The State of New Jersey	100%

OMNI Reboot LLC	The State of Delaware	100%

Romper Zombie LLC	The State of Delaware	100%

Steam Wars LLC	The State of Delaware	100%

All inter-company balances and transactions have been eliminated.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued liabilities and accrued liquidating damages approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Fair Value of Non-Financial Assets or Liabilities Measured on a Recurring Basis

The Company’s non-financial assets include inventory. The Company identifies potentially excess and slow-moving inventory by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventories

Inventory Valuation

The Company values inventory, entirely consisting of finished goods, at the lower of cost or market. Cost is determined on the first-in and first-out (“FIFO”) method. The Company reduces inventory for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value. Factors utilized in the determination of estimated market value include: (i) current sales data and historical return rates, (ii) estimates of future demand, and (iii) competitive pricing pressures.

Inventory Obsolescence and Markdowns

The Company evaluates its current level of inventory considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventory to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

The Company recorded a markdown of $0 and $21,861 as of June 30, 2016 and December 31, 2015 due to slow moving inventory.

There was no lower of cost or market adjustments for the reporting period ended June 30, 2016 or December 31, 2015.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Computer equipment and software	3

Furniture and fixture	5

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations.

Investments - Cost Method, Equity Method and Joint Venture

The Company accounts for marketable debt and equity securities, available for sale, in accordance with sub-topic 320-10 of the FASB Accounting Standards Codification (“Sub-topic 320-10”).

Pursuant to Paragraph 320-10-35-1, investments in debt securities that are classified as available for sale and equity securities that have readily determinable fair values that are classified as available for sale shall be measured subsequently at fair value in the consolidated balance sheets at each balance sheet date. Unrealized holding gains and losses for available-for-sale securities (including those classified as current assets) shall be excluded from earnings and reported in other comprehensive income until realized except an available-for-sale security that is designated as being hedged in a fair value hedge, from which all or a portion of the unrealized holding gain and loss of shall be recognized in earnings during the period of the hedge, pursuant to paragraphs 815-25-35-1 through 815-25-35-4.

The Company follows Paragraphs 320-10-35-17 through 320-10-35-34E and assess whether an investment is impaired in each reporting period. An investment is impaired if the fair value of the investment is less than its cost. Impairment indicators include, but are not limited to the following: a. a significant deterioration in the earnings performance, credit rating, asset quality, or business prospects of the investee; b. a significant adverse change in the regulatory, economic, or technological environment of the investee; c. a significant adverse change in the general market condition of either the geographic area or the industry in which the investee operates; d. a bona fide offer to purchase (whether solicited or unsolicited), an offer by the investee to sell, or a completed auction process for the same or similar security for an amount less than the cost of the investment; e. factors that raise significant concerns about the investee's ability to continue as a going concern, such as negative cash flows from operations, working capital deficiencies, or noncompliance with statutory capital requirements or debt covenants. If the fair value of an investment is less than its cost basis at the balance sheet date of the reporting period for which impairment is assessed, the impairment is either temporary or other than temporary. Pursuant to Paragraph 320-10-35-34, if it is determined that the impairment is other than temporary, then an impairment loss shall be recognized in earnings equal to the entire difference between the investment’s cost and its fair value at the balance sheet date of the reporting period for which the assessment is made. The measurement of the impairment shall not include partial recoveries after the balance sheet date. The fair value of the investment would then become the new basis of the investment and shall not be adjusted for subsequent recoveries in fair value. For presentation purpose, the entity shall present the total other-than-temporary impairment in the statement of earnings with an offset for the amount of the total other-than-temporary impairment that is recognized in other comprehensive income, in accordance with paragraph 320-10-35-34D, if any, pursuant to Paragraph 320-10-45-8A; and separately present, in the financial statement in which the components of accumulated other comprehensive income are reported, amounts recognized therein related to held-to-maturity and available-for-sale debt securities for which a portion of an other-than-temporary impairment has been recognized in earnings pursuant to Paragraph 320-10-45-9A. Pursuant to Paragraphs 320-10-35-36 and 37 the entire change in the fair value of foreign-currency-denominated available-for-sale debt securities shall be reported in other comprehensive income and An entity holding a foreign-currency-denominated available-for-sale debt security is required to consider, among other things, changes in market interest rates and foreign exchange rates since acquisition in determining whether an other-than-temporary impairment has occurred. Pursuant to FASB ASC Paragraph 320-10-50-2, the entity shall disclose all of the following by major security type as of each date for which a statement of financial position is presented: a. cost basis (net of amortization of debt discount for debt securities), aggregate fair value, total other-than-temporary impairment recognized in accumulated other comprehensive income; b. Total gains for securities with net gains in accumulated other comprehensive income; c. Total losses for securities with net losses in accumulated other comprehensive income; and d. Information about the contractual maturities of those securities as of the date of the most recent statement of financial position presented.

On January 2, 2013, the Company purchased a minority interest in a business for proceeds of $83,333. The interest is accounted for under the cost method. The Company tests the carrying value annual for impairment. As of June 30, 2016, no impairment charges have been recognized on the minority interest.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 FASB Accounting Standards, the related parties include (a.) affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); (b.) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15 FASB Accounting Standards, to be accounted for by the equity method by the investing entity; (c.) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d.) principal owners of the Company and members of their immediate families; (e.) management of the Company and members of their immediate families; (f.) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g.) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Pursuant to ASC Paragraphs 850-10-50-1 and 50-5 financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures shall include: (a.) the nature of the relationship(s) involved; (b.) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c.) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d.) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement. Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for share-based payment transactions issued to employees under the guidance of the Topic 718 “Compensation—Stock Compensation” of the FASB Accounting Standards Codification (“ASC Topic 718”).

Pursuant to ASC Section 718-10-20 an employee is an individual over whom the grantor of a share-based compensation award exercises or has the right to exercise sufficient control to establish an employer-employee relationship based on common law as illustrated in case law and currently under U.S. Internal Revenue Service (“IRS”) Revenue Ruling 87-41. A non-employee director does not satisfy this definition of employee. Nevertheless, non-employee directors acting in their role as members of a board of directors are treated as employees if those directors were elected by the employer’s shareholders or appointed to a board position that will be filled by shareholder election when the existing term expires. However, that requirement applies only to awards granted to non-employee directors for their services as directors. Awards granted to non-employee directors for other services shall be accounted for as awards to non-employees.

Pursuant to ASC Paragraphs 718-10-30-2 and 718-10-30-3 a share-based payment transaction with employees shall be measured based on the fair value of the equity instruments issued and an entity shall account for the compensation cost from share-based payment transactions with employees in accordance with the fair value-based method, i.e., the cost of services received from employees in exchange for awards of share-based compensation generally shall be measured based on the grant-date fair value of the equity instruments issued or the fair value of the liabilities incurred/settled.

Pursuant to ASC Paragraphs 718-10-30-6 and 718-10-30-9 the measurement objective for equity instruments awarded to employees is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as expected volatility, at the grant date. As such, the fair value of an equity share option or similar instrument shall be estimated using a valuation technique such as an option pricing model. For this purpose, a similar instrument is one whose fair value differs from its intrinsic value, that is, an instrument that has time value.

If the Company’s common shares are traded in one of the national exchanges, the grant-date share price of the Company’s Common Stock will be used to measure the fair value of the common shares issued, however, if the Company’s common shares are thinly traded the use of share prices established in its most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.
b.	The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method , i.e., expected term = ((vesting term + original contractual term) / 2) , if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.
c.	The current price of the underlying share.
d.	The expected volatility of the price of the underlying share for the expected term of the option. Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement. Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market. The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.
e.	The expected dividends on the underlying share for the expected term of the option. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
f.	The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

Pursuant to ASC Paragraphs 718-10-30-11 and 718-10-30-17 a restriction that stems from the forfeitability of instruments to which employees have not yet earned the right, such as the inability either to exercise a non-vested equity share option or to sell non-vested shares, is not reflected in estimating the fair value of the related instruments at the grant date. Instead, those restrictions are taken into account by recognizing compensation cost only for awards for which employees render the requisite service and a non-vested equity share or non-vested equity share unit awarded to an employee shall be measured at its fair value as if it were vested and issued on the grant date.

Pursuant to ASC Paragraphs 718-10-35-2 and 718-10-35-3 the compensation cost for an award of share-based employee compensation classified as equity shall be recognized over the requisite service period, with a corresponding credit to equity (generally, paid-in capital). The requisite service period is the period during which an employee is required to provide service in exchange for an award, which often is the vesting period. The total amount of compensation cost recognized at the end of the requisite service period for an award of share-based compensation shall be based on the number of instruments for which the requisite service has been rendered (that is, for which the requisite service period has been completed). An entity shall base initial accruals of compensation cost on the estimated number of instruments for which the requisite service is expected to be rendered. That estimate shall be revised if subsequent information indicates that the actual number of instruments is likely to differ from previous estimates. The cumulative effect on current and prior periods of a change in the estimated number of instruments for which the requisite service is expected to be or has been rendered shall be recognized in compensation cost in the period of the change. Previously recognized compensation cost shall not be reversed if an employee share option (or share unit) for which the requisite service has been rendered expires unexercised (or unconverted).

Under the requirement of ASC Paragraph 718-10-35-8 the Company made a policy decision to recognize compensation cost for an award with only service conditions that has a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under the guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC paragraphs 505-50-25-6 and 505-50-25-7, a grantor shall recognize the goods acquired or services received in a share-based payment transaction when it obtains the goods or as services are received. A grantor may need to recognize an asset before it actually receives goods or services if it first exchanges share-based payment for an enforceable right to receive those goods or services. Nevertheless, the goods or services themselves are not recognized before they are received. If fully vested, nonforfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, nonforfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a stock option that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC Paragraphs 505-50-30-2 and 505-50-30-11 share-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The issuer shall measure the fair value of the equity instruments in these transactions using the stock price and other measurement assumptions as of the earlier of the following dates, referred to as the measurement date: (a) The date at which a commitment for performance by the counterparty to earn the equity instruments is reached (a performance commitment); or (b) The date at which the counterparty's performance is complete. If the Company’s common shares are traded in one of the national exchanges the grant-date share price of the Company’s Common Stock will be used to measure the fair value of the common shares issued; however, if the Company’s common shares are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.
b.	The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.
c.	The current price of the underlying share.
d.	The expected volatility of the price of the underlying share for the expected term of the option. Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement. Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market. The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.
e.	The expected dividends on the underlying share for the expected term of the option. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
f.	The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

Pursuant to ASC paragraph 505-50-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (the “Indirect Method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as a filer with the United States Securities & Exchange Commission (the “SEC”) considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

In November 2015, the FASB issued the FASB Accounting Standards Update No. 2015-17 “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”). This update simplifies the presentation of deferred income taxes; the amendments in this Update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this Update apply to all entities that present a classified statement of financial position.

For public business entities, the amendments in this Update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods.

In January 2016, the FASB issued the FASB Accounting Standards Update No. 2016-01 “Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”).

This Update makes limited amendments to the guidance in U.S. GAAP on the classification and measurement of financial instruments. The new standard significantly revises an entity’s accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments. Some of the major changes as a result of the ASU 2016-01 are summarized below.

●	Requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income.
●	Simplify the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. When a qualitative assessment indicates that impairment exists, an entity is required to measure the investment at fair value.
●	Eliminate the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet.
●	Require public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes.
●	Require an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.
●	Require separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements.
●	Clarify that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets.

For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years.

In February 2016, the FASB issued ASU 2016-02, “Leases”, which will amend current lease accounting to require lessees to recognize (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 does not significantly change lease accounting requirements applicable to lessors; however, certain changes were made to align, where necessary, lessor accounting with the lessee accounting model. This standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

On March 30, 2016, the FASB issued ASU 2016-09, "Compensation - Stock Compensation" which simplifies several aspects of the accounting for employee share-based payment transactions for both public and nonpublic entities, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. For public business entities, the ASU is effective for annual reporting periods beginning after December 15, 2016, including interim periods within those annual reporting periods. Early adoption will be permitted in any interim or annual period for which financial statements have not yet been issued or have not been made available for issuance. If early adoption is elected, all amendments in the ASU that apply must be adopted in the same period. In addition, if early adoption is elected in an interim period, any adjustments should be reflected as of the beginning of the annual period that includes that interim period. The Company is in the process of evaluating the impact of the standard on its consolidated financial statements.

In April 2016, the FASB issued ASU 2016–10 “Revenue from Contract with Customers (Topic 606): Identifying Performance Obligations and Licensing”. The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. The Company is currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company's condensed consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the condensed consolidated financial statements, the Company had an accumulated deficit at June 30, 2016, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to further implement its business plan and generate sufficient revenues; however, its cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds by way of a public or private offering, there can be no assurance to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and its ability to raise additional funds by way of a public or private offering.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Property and Equipment

Property and equipment stated at cost, less accumulated depreciation and amortization, consisted of the following:

	June 30, 2016	December 31, 2015
Computer Equipment	$219,653	175,695
Furniture and Fixtures	61,803	61,803
	281,456	237,498
Less: Accumulated Depreciation	(187,778)	(166,992)
	$93,678	$70,506

Depreciation expense was $10,812 and $1,409 for the three months ended June 30, 2016 and 2015, respectively. Depreciation expense was $20,784 and $2,804 for the six months ended June 30, 2016 and 2015, respectively.

Note 5 – Line of Credit

On March 19, 2009 Astoria Surgical Supplies North LLC signed a revolving note (the “Note”) at PNC Bank (the “Bank”). The outstanding balance of this Note is limited to $200,000 and expired March 19, 2010. The outstanding balance accrues interest at a variable rate of 4.50%. The interest rate is subject to change based on changes in an independent index which is the highest Prime Rate as published in the “Money Rates” section of the Wall Street Journal. Interest is payable monthly and the rate as of June 30, 2016 and 2015 was 3.50% and 4.25%, respectively.

The Company has been in payment default since March 19, 2010. The Company does not believe it is probable that the loan will be called or that the interest rate shall be increased to the default interest rate due to the fact that the Company is current and has been current since the maturity date with its monthly installment payment obligation.

The balance outstanding on the revolving note at June 30, 2016 and December 31, 2015 was $202,512 and $202,422, respectively.

Note 6 – Convertible Note Payable

On December 2, 2015, the Company issued a convertible note to a third party lender totaling $100,000. The note accrues interest at 12% per annum and matures with interest and principal both due on December 1, 2016. In addition the Company issued a warrant to purchase 300,000 shares of Company Common Stock. The note and accrued interest are convertible at a conversion price of $0.35 per share subject to adjustment.

The warrant entitles the holder to purchase the Company’s Common Stock at a purchase price of $0.35 per share for a period of five years from the issue date.

On December 21, 2015, the notes were automatically converted into Series B preferred stock.

On March 17, 2016, the Company issued a convertible note to a third party lender totaling $200,000. The note accrues interest at 12% per annum and matures with interest and principal both due on April 21, 2016. In addition the Company issued a warrant to purchase 150,000 shares of Company Common Stock. The note and accrued interest are convertible at a conversion price as defined.

The warrant entitles the holder to purchase the Company’s Common Stock at a purchase price of $0.40 per share for a period of five years from the issue date.

On May 27, 2016, the notes and accrued interest were paid off in full satisfaction.

Note 7 – Related Party Loan

On May 26, 2016, the Company entered into a loan agreement (the “Loan Agreement”) with Arthur Rosen, an individual (the “Lender”), pursuant to which on May 26, 2016 (the “Closing Date”), the Lender issued the Company a secured term loan of $1,000,000 (the “Loan”). In connection with the Loan Agreement, on May 26, 2016, the Company and Lender entered into a security agreement (the “Security Agreement”), pursuant to which the Company granted to Lender a senior security interest in substantially all of the Company’s assets as security for repayment of the Loan.

The maturity date of the Loan is May 26, 2017 (the “Maturity Date”). Pursuant to the Loan Agreement, the Loan bears interest at a rate of 12.5% per annum, compounded annually and payable on the Maturity Date. All outstanding principal, accrued and unpaid interest and other amounts due under the Loan are due on the Maturity Date.

As additional consideration for entering in the Loan Agreement, the Company issued Lender a warrant to purchase 1,000,000 shares of the Company’s Common Stock with an exercise price of $0.40 per share (the “Warrant”). The Warrant has a term of five (5) years and contains anti-dilution provisions as further described therein.

Note 8 – Capital Leases Payable

Capital lease obligation consisted of the following:

		June 30, 2016	December 31, 2015

(i)	Capital lease obligation to a financing company for a term of five (5) years, collateralized by equipment, with interest at 10.0% per annum, with principal and interest due and payable in monthly installments of $383.10	$5,204	$6,619

	Less current maturities	(3,524)	(3,524)

	Capital lease obligation, net of current maturities	1,680	3,095

	TOTAL CAPITAL LEASE OBLIGATION	$5,204	$6,619

The capital leases mature as follows:

2016:	$3,095
2017:	$2,109

Note 9 - Stockholders’ Deficit

Shares Authorized

Upon incorporation, the total number of shares of all classes of stock which the Company is authorized to issue is One Hundred Million (100,000,000) shares of which Ninety Million (90,000,000) shares shall be Common Stock, par value $.001 per share and Ten Million (10,000,000) shall be Preferred Stock, par value $.001 per share. The designations, rights, and preferences of such preferred stock are to be determined by the Board of Directors.

Preferred Stock

Series A Cumulative Convertible Preferred Stock

On February 13, 2015, 100,000 shares of preferred stock were designated as Series A Cumulative Convertible Preferred Stock (“Series A”). Each share of Series A shall have a stated value equal to $100.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series A Stated Value").

During the year ended December 31, 2015, the Company sold 24,400 shares of Series A for proceeds of $2,450,000. In addition, $800,000 in convertible notes and $91,400 in accrued interest were converted into 8,914 shares of the Company’s Series A.

The holders of the Series A shall be entitled to receive preferential dividends at the rate of 6% per share per annum on the Series A Stated Value, but before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Junior Stock, as defined. Such dividends shall compound annually and be fully cumulative, and shall accumulate from the date of original issuance of the Series A and shall be payable quarterly, in arrears, commencing on the first day of the calendar quarter following the date on which the Series A is issued. Upon the occurrence of an Event of Default (as defined below) and while such Event of Default is outstanding, such dividend rate shall be increased to 15% per annum on the Series A Stated Value. At the Company's option, such dividend payments may be made in (i) cash (ii) additional shares of Series A valued at the Series A Stated Value thereof, in an amount equal to 150% of the cash dividend otherwise payable or (iii) a combination of cash and additional shares of Series A, provided there is not an existing current Event of Default on the date on which a dividend payment is payable, in which event the Holder entitled to receive such dividend may elect to receive such dividends in cash or additional shares of Series A Preferred.

The dividends on the Series A shall be cumulative whether or not declared so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series A then outstanding from the date from and after which dividends thereon are cumulative to the end of the annual dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series A for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series A or any shares of any other class of stock ranking on a parity with the Series A and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of any Junior Stock.

Holder of Series A shall have the right at any time after the issuance, to convert such shares, accrued but unpaid declared dividends on the Series A and any other sum owed by the Corporation arising from the Series A into fully paid and non-assessable shares of Common Stock (the "Conversion Shares") of the Corporation determined in accordance with the applicable conversion price (the "Conversion Price").

The number of Conversion Shares issuable upon conversion shall equal (i) the sum of (A) the Series A Stated Value being converted and/or (B) at the Holder's election, accrued and unpaid dividends or any other component of the Conversion Amount, divided by (ii) the Conversion Price. The Conversion Price of the Series A shall be $0.25, subject to adjustment.

The Corporation and the Holder may not convert that amount of the Conversion Amount on a Conversion Date in amounts that would result in the Holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on such Conversion Date, and (ii) the number of Conversion Shares issuable upon the conversion of the Conversion Amount with respect to which the determination of this proviso is being made on such Conversion Date, which would result in the aggregate beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to successive exercises which would result in the aggregate issuance of more than 4.99%. The Holder may allocate which of the equity of the Corporation deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The Holder may waive the conversion limitation described in this Section in whole or in part, upon and effective after sixty one (61) days' prior written notice to the Corporation.

The holders of our Series A do vote together with the holders of our Common Stock on an as converted basis on each matter submitted to a vote of holders of Common Stock. The number of votes that may be cast by a holder of Series A shall be equal to the number of shares of Common Stock issuable upon conversion of such Holder's Series A on the record date for determining those stockholders entitled to vote on the matter. In addition, the affirmative vote of the holders of a majority of our outstanding Series A is required to for the following actions:

(a)	amending the Corporation's certificate of incorporation or by-laws if such amendment would adversely affect the Series A
(b)	purchasing any of the Corporation's securities other than required redemptions of Series A and repurchase under restricted stock and option agreements authorizing the Corporation's employees;
(c)	effecting a Liquidation Event;
(d)	declaring or paying any dividends other than in respect of the Series A; and
(e)	issuing any additional securities having rights senior to or on parity with the Series A.

During the six months ended June 30, 2016, the Company accrued $3,318,353 for liquidating damages on the Series A and $309,665 on the warrants associated with the Series A.

Series B Cumulative Convertible Preferred Stock

On December 21, 2015, 20,000 shares of preferred stock were designated as Series B Cumulative Convertible Preferred Stock (“Series B”). Each share of Series B shall have a stated value equal to $100.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series B Stated Value").

During the year ended December 31, 2015, the Company sold 7,000 shares of Series B for proceeds of $700,000.

The holders of outstanding shares of Series B shall be entitled to receive preferential dividends at the rate of 6% per share per annum on the Series B Stated Value, but before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Junior Stock as defined. Such dividends shall compound annually and be fully cumulative, and shall accumulate from the date of original issuance of the Series B, and shall be payable quarterly, in arrears, commencing on the first day of the calendar quarter following the date on which the Series B is issued. Upon the occurrence of an Event of Default as defined below and while such Event of Default is outstanding, such dividend rate shall be increased to 15% per annum on the Series B Stated Value. At the Corporation's option, such dividend payments may be made in (i) cash (ii) additional shares of Series B valued at the Series B Stated Value thereof, in an amount equal to 100% of the cash dividend otherwise payable or (iii) a combination of cash and additional shares of Series B, provided there is not an existing current Event of Default on the date on which a dividend payment is payable, in which event the Holder entitled to receive such dividend may elect to receive such dividends in cash or additional shares of Series B Preferred.

The dividends on the Series B shall be cumulative whether or not declared so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series B then outstanding from the date from and after which dividends thereon are cumulative to the end of the annual dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series B for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series B or any shares of any other class of stock ranking on a parity with the Series B and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of any Junior Stock.

Holders of shares of Series B shall have the right at any time commencing after the issuance to convert such shares, accrued but unpaid declared dividends on the Series B into fully paid and non-assessable shares of Common Stock (the "Conversion Shares") of the Corporation determined in accordance with the applicable conversion price (the "Conversion Price"). All declared or accrued but unpaid dividends may be converted at the election of the Holder together with or independent of the conversion of the Series B Stated Value of the Series B.

The number of Conversion Shares issuable upon conversion of the Conversion Amount shall equal (i) the sum of (A) the Series B Stated Value being converted and/or (B) at the Holder's election, accrued and unpaid dividends or any other component of the Conversion Amount, divided by (ii) the Conversion Price. The Conversion Price of the Series B shall be $0.30, subject to adjustment.

The Corporation and the Holder may not convert that amount of the Conversion Amount on a Conversion Date in amounts that would result in the Holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on such Conversion Date, and (ii) the number of Conversion Shares issuable upon the conversion of the Conversion Amount with respect to which the determination of this proviso is being made on such Conversion Date, which would result in the aggregate beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to successive exercises which would result in the aggregate issuance of more than 4.99%. The Holder may allocate which of the equity of the Corporation deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The Holder may waive the conversion limitation described in this Section in whole or in part, upon and effective after sixty one (61) days' prior written notice to the Corporation.

The holders of our Series B do vote together with the holders of our Common Stock on an as converted basis on each matter submitted to a vote of holders of Common Stock. The number of votes that may be cast by a holder of Series B shall be equal to the number of shares of Common Stock issuable upon conversion of such Holder's Series B on the record date for determining those stockholders entitled to vote on the matter. In addition, the affirmative vote of the holders of a majority of our outstanding Series B is required to for the following actions:

(a)	amending the Corporation's certificate of incorporation or by-laws if such amendment would adversely affect the Series B
(b)	purchasing any of the Corporation's securities other than required redemptions of Series B and repurchase under restricted stock and option agreements authorizing the Corporation's employees;
(c)	effecting a Liquidation Event;
(d)	declaring or paying any dividends other than in respect of the Company's Series A or Series B; and
(e)	issuing any additional securities having rights senior to the Series B.

During the six months ended June 30, 2016, the Company accrued $667,313 for liquidating damages on the Series B and $51,159 on the warrants associated with the Series B.

Common Stock

During the year ended December 31, 2015, the Company awarded various employees, consultants and advisors 1,500,000 shares of Common Stock for services rendered. The Company recorded the shares based on the estimated fair value of the Company’s Common Stock at issuance ($0.25/per share). The Company recorded $375,000 in compensation expense.

On February 1, 2016, the Company issued 268,333 shares of its restricted Common Stock to its Placement Agent. Such shares were issued pursuant to a Placement Agent Agreement with the Company and services rendered in connection with a private placement of the Company’s securities.

On February 6, 2016, the Company entered into Stock Purchase Agreements (the “Purchase Agreements”) with three investors providing for the issuance and sale of an aggregate of 2,626,308 shares of the Company’s Common Stock, par value $0.001 per share, for an aggregate purchase price of $2,626.

Warrants

The Company applied fair value accounting for all share based payments awards. The fair value of each warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model.

The assumptions used for warrants granted during the six months ended June 30, 2016 are as follows:

Exercise price	$0.40
Expected dividends	0%
Expected volatility	73.44%
Risk free interest rate	1.39%
Expected life of warrant	5 years

Warrant Activities

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price

Outstanding – December 31, 2015	10,750,000	$0.35
Granted	2,791,667	$0.40
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – June 30, 2016	13,541,667	$0.36
Exercisable – June 30, 2016	12,958,334	$0.36

Warrants Outstanding				Warrants Exercisable
Exercise price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.35 – 0.40	13,541667	4.14	$0.36	12,958,334	$0.36

Stock Options

The Company applied fair value accounting for all share based payments awards. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model.

The assumptions used for options granted during the six months ended June 30, 2016 are as follows:

Exercise price	$0.25
Expected dividends	0%
Expected volatility	73.44%
Risk free interest rate	1.39%
Expected life of option	4.68 years

The following is a summary of the Company’s stock option activity:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value
Balance – December 31, 2015 – outstanding	500,000	0.25	4.93	-
Balance – December 31, 2015 – exercisable	500,000	$0.25	4.93	$-

Outstanding options held by related party – December 31, 2015	500,000	$0.25	4.93	$-
Exercisable options held by related party – December 31, 2015	500,000	$0.25	4.93	$-

Balance – December 31, 2015	500,000	$0.25	4.68	$-
Granted	50,000	0.25	4.68	-
Exercised				-
Cancelled/Modified				-
Balance – June 30, 2016 – outstanding	550,000	$0.25	4.18	-
Balance – June 30, 2016 – exercisable	550,000	$0.25	4.18	$-

Outstanding options held by related party – June 30, 2016	550,000	$0.25	4.18	$-
Exercisable options held by related party – June 30, 2016	550,000	$0.25	4.18	$-

The following is a summary of the Company’s stock options granted during the six months ended June 30, 2016:

Options	Value	Purpose for Grant
550,000	$101,285	Board Services

Stock Incentive Plan

On December 9, 2015, Jerrick adopted the 2015 Stock Incentive and Award Plan (the “Plan”) which will provide for the issuance of up to 18,000,000 shares of the Company’s Common Stock.

The purpose of the Plan is to provide additional incentive to those officers, employees, consultants and non-employee directors of the Company and its parents, subsidiaries and affiliates whose contributions are essential to the growth and success of the Company’s business.

Eligible recipients of option awards are employees, officers, consultants or directors (including non-employee directors) of the Company or of any parent, subsidiary or affiliate of the Company. Upon recommendation from the Compensation Committee, the board has the authority to grant to any eligible recipient any options, restricted stock or other awards valued in whole or in part by reference to, or otherwise based on, our Common Stock.

The provisions of each option granted need not be the same with respect to each option recipient. Option recipients shall enter into award agreements with us, in such form as the board shall determine.

The Plan shall be administered by the Compensation Committee consisting of two or more independent, non-employee and outside directors. In the absence of such a Committee, the Board of the Company shall administer the Plan.

Each Option shall contain the following material terms:

(i)	the purchase price of each share of Common Stock with respect to Incentive Options shall be determined by the Committee at the time of grant, shall not be less than 100% of the Fair Market Value (defined as the closing price on the final trading day immediately prior to the grant on the principal exchange or quotation system on which the Common Stock is listed or quoted, as applicable) of the Common Stock of the Jerrick, provided that if the recipient of the Option owns more than ten percent (10%) of the total combined voting power of the Jerrick, the exercise price shall be at least 110% of the Fair Market Value;
(ii)	The purchase price of each share of Common Stock purchasable under a Non-qualified Option shall be at least 100% of the Fair Market Value of such share of Common Stock on the date the Non-qualified Option is granted, unless the Committee, in its sole and absolute discretion, determines to set the purchase price of such Non-qualified Option below Fair Market Value.
(iii)	the term of each Option shall be fixed by the Committee, provided that such Option shall not be exercisable more than five (5) years after the date such Option is granted, and provided further that with respect to an Incentive Option, if the recipient owns more than ten percent (10%) of the total combined voting power of the Jerrick, the Incentive Option shall not be exercisable more than five (5) years after the date such Incentive Option is granted;
(iv)	subject to acceleration in the event of a Change of Control of the Jerrick (as further described in the Plan), the period during which the Options vest shall be designated by the Committee or, in the absence of any Option vesting periods designated by the Committee at the time of grant, shall vest and become exercisable in equal amounts on each fiscal quarter of the Jerrick through the four (4) year anniversary of the date on which the Option was granted;
(vi)	no Option is transferable and each is exercisable only by the recipient of such Option except in the event of the death of the recipient; and
(vii)	with respect to Incentive Options, the aggregate Fair Market Value of Common Stock exercisable for the first time during any calendar year shall not exceed $100,000.

Each award of Restricted Stock is subject to the following material terms:

(i)	no rights to an award of Restricted Stock are granted to the intended recipient of Restricted Stock unless and until the grant of Restricted Stock is accepted within the period prescribed by the Compensation Committee;
(ii)	Restricted Stock shall not be delivered until they are free of any restrictions specified by the Compensation Committee at the time of grant;
(iii)	recipients of Restricted Stock have the rights of a stockholder of the Jerrick as of the date of the grant of the Restricted Stock;
(iv)	shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied or the employment with the Company is terminated; and
(v)	the Restricted Stock is not transferable until the date on which the Compensation Committee has specified such restrictions have lapsed.

Note 10 - Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. On August 17, 2016, the Company entered into a subscription agreement (the “Subscription Agreement”) with an accredited investor for the sale of 666,666 shares of the Company’s Common Stock (the “Shares”) and warrants to purchase 333,333 shares of the Company’s Common Stock (the “Warrant”) for a purchase price of $250,000.  The Warrant is exercisable at any and has a five year term.  The Warrant is exercisable at price of $0.40 per share.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant estimates that expenses payable by the registrant is connection with the offering described in this Registration Statement will be as follows:

Securities and Exchange Commission registration fee		$825.37
Accounting fees and expenses	$	[●]*
Legal fees and expenses	$	[●]*
Transfer agent and registrar fees	$	[●]*
Printing expenses	$	[●]*
Miscellaneous	$	[●]*
Total	$	[●]*

*To be included by amendment

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Amended and Restated Certificate of Incorporation provides that it will indemnify our officers and directors to the full extent permitted by Nevada state law. Our By-laws provide that we will indemnify and hold harmless our officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on our behalf, to the full extent allowed by Nevada law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to the terms of the Merger, the Company assumed 33,415 shares of Jerrick’s Series A Cumulative Convertible Preferred Stock (the “Jerrick Ventures Series A Preferred”) and 8,064 shares of Series B Cumulative Convertible Preferred Stock (the “Jerrick Ventures Series B Preferred”). Jerrick shareholders that held either Jerrick Ventures Series A Preferred or Jerrick Ventures Series B Preferred exchanged such shares on a one for one basis for Jerrick Media Series A Preferred and Jerrick Media Series B Preferred, as defined in Item 5.03.

In addition, on February 6, 2016, the Company entered into Stock Purchase Agreements (the “Purchase Agreements”) with three investors providing for the issuance and sale of an aggregate of 2,626,308 shares of the Company’s Common Stock, par value $0.001 per share, for an aggregate purchase price of $2,626.

On February 5, 2016, the Company, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of the Company (the “Merger”). The transaction (the “Closing”) took place on February 5, 2016 (the “Closing Date”). The Company acquired, through a reverse triangular merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 28,500,000 shares of the Company’s Common Stock.

During the six months ended June 30, 2016, the company has issued 1,233,932 shares of the Company’s Common Stock to advisors and consultants.

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  Exhibits.  The exhibits listed below are filed as a part of this registration statement.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated February 5, 2016 by and among the Company, GPH Merger Sub., Inc., and Jerrick Ventures, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

2.2	Agreement and Plan of Merger dated February 28, 2016 by and among the Company and Jerrick Ventures, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s current report on Form 8-K filed with the Commission on March 3, 2016).

3.1	Articles of Incorporation, filed June 13, 2012 (incorporated by reference to the Company’s annual report on Form 10-SB filed with the Commission on March 30, 2006).

3.2	Amended and Restated Articles of Incorporation, filed November 6, 2013 (incorporated by reference to Exhibit 3.3 to the Company’s current report on Form 8-K filed with the Commission on December 4, 2013).

3.3	Certificate of Designation, Preferences, and Rights of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed with the Commission on April 8, 2014).

3.4	Certificate of Designation, Preferences and Rights of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed with the Commission on December 4, 2014).

3.5	Certificate of Designation of Series C Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed with the Commission on August 3, 2015).

3.6	Certificate of Designation of Series D Preferred Stock (incorporated by reference to Exhibit 3.1(f) of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

3.7	Jerrick Ventures, Inc. Certificate of Designation of Series A Cumulative Convertible Preferred Stock. (incorporated by reference to Exhibit 3.1(f) of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

3.8	Jerrick Ventures, Inc. Amendment to Certificate of Designation of Series A Cumulative Convertible Preferred Stock. (incorporated by reference to Exhibit 3.1(f) of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

3.9	Jerrick Ventures, Inc. Certificate of Designation of Series B Cumulative Convertible Preferred Stock. (incorporated by reference to Exhibit 3.1(f) of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

3.10	Certificate of Withdrawal of Certificate of Designation for Series A Preferred Stock. (incorporated by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed with the Commission on March 3, 2016).

3.11	Certificate of Withdrawal of Certificate of Designation for Series B Preferred Stock. (incorporated by reference to Exhibit 3.2 of the Company’s current report on Form 8-K filed with the Commission on March 3, 2016).

3.12	Certificate of Withdrawal of Certificate of Designation for Series C Preferred Stock. (incorporated by reference to Exhibit 3.3 of the Company’s current report on Form 8-K filed with the Commission on March 3, 2016).

3.13	Certificate of Designation for Series A Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3.4 of the Company’s current report on Form 8-K filed with the Commission on March 3, 2016).

3.14	Certificate of Designation for Series C Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 of the Company’s current report on Form 8-K filed with the Commission on March 3, 2016).

3.15	Bylaws (incorporated by reference to the Company’s annual report on Form 10-SB filed with the Commission on March 30, 2006).

3.16	Certificate of Incorporation of Jerrick Ventures, Inc. (incorporated by reference to Exhibit 3.3 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

4.1	Convertible Promissory Note between the Company and KBM Worldwide, Inc. dated August 22, 2014 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on August 26, 2014).

4.2	Convertible Promissory Note between the Company and KBM Worldwide, Inc. dated November 17, 2014 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on December 2, 2014).

4.3	Securities Purchase Agreement between the Company, Bonjoe Gourmet Chips LLC and certain purchasers dated December 10, 2014 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on December 10, 2014).

4.4	Amended and Restated Securities Purchase Agreement between the Company, Bonjoe Gourmet Chips LLC and certain purchasers dated January 30, 2015 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on February 3, 2015).

4.5*	Form of Series A Preferred Common Stock Purchase Warrant

4.6*	Form of Series B Preferred Common Stock Purchase Warrant

5.1†	Opinion of counsel

10.1	Agreement for the Purchase and Sale of Real Estate between Ashland Holdings, LLC and TD Bank dated October 29, 2013 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on November 1, 2013).

10.2	Release Agreement between the Company and George I. Norman dated August 15, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on August 15, 2014).

10.3	Securities Purchase Agreement between the Company and KBM Worldwide, Inc. dated August 22, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on August 26, 2014).

10.4	Sale and Purchase Agreement between Ashland Holdings, LLC and Jonathon and Jessica Delavan dated October 2, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on October 9, 2014).

10.5	Securities Purchase Agreement between the Company and KBM Worldwide, Inc. dated November 17, 2014 (incorporated by reference to Exhibit 10.6 to the Company’s current report on Form 8-K filed with the Commission on December 2, 2014).

10.6	Investment Agreement dated as of November 30, 2014 by and between the Company and Kent Campbell (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on December 4, 2014).

10.7	Royalty Agreement between the Company and Bonjoe Gourmet Chips LLC dated December 10, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on December 16, 2014).

10.8	Securities Purchase Agreement dated as of July 29, 2015 between Great Plains Holdings, Inc. and Cape One Master Fund II LP. (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on August 3, 2015).

10.9	Spin-Off Agreement dated as of February 5, 2016 between the Company and Kent Campbell. (incorporated by reference to Exhibit 10.9 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

10.10	Share Exchange Agreement dated as of February 5, 2016 by and among Great Plains Holdings, Inc., Kent Campbell, Denis Espinoza and Sarah Campbell. (incorporated by reference to Exhibit 10.10 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

10.11	Form of Stock Purchase Agreement. (incorporated by reference to Exhibit 10.11 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

10.12	Loan Agreement by and between the Company and Arthur Rosen, dated May 26, 2016. (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on June 2, 2016).

10.13	Security Agreement by and between the Company and Arthur Rosen, dated May 26, 2016. (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on June 2, 2016).

21.1*	List of Subsidiaries

23.1*	Consent of KLJ & Associates, LLP

23.3†	Consent of counsel (included in Exhibit 5.1 filed herewith)

*        Filed herewith

†        To be filed by amendment

UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

	(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of New Jersey, on  August 31, 2016.

Jerrick Media Holdings, Inc.

By:	/s/ Jeremy Frommer
Name:	Jeremy Frommer
Title:	Chief Executive Officer
(Principal Executive Officer)
(Principal Financial Officer)
(Principal Accounting Officer)

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Signature	Title	Date

/s/ Jeremy Frommer	Chief Executive Officer, Director	August 31, 2016
Jeremy Frommer

/s/ Rick Schwartz	President	August 31, 2016
Rick Schwartz

/s/ Andrew Taffin	Director	August 31, 2016
Andrew Taffin

/s/ Leonard Schiller	Director	August 31, 2016
Leonard Schiller